CREDIT AGREEMENT

DATED AS OF APRIL 24,  2007

AMONG

ASSOCIATED ESTATES REALTY CORPORATION,

AS BORROWER

AND

NATIONAL CITY BANK

AS ADMINISTRATIVE AGENT, LEAD ARRANGER,
AND BOOK MANAGER

AND

THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO,
AS LENDERS

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CREDIT AGREEMENT

This Credit Agreement, dated as of April 24, 2007, is among Associated Estates Realty Corporation (the "Borrower"), National City Bank, and the several banks, financial institutions and other entities from time to time parties to this Credit Agreement (collectively, the "Lenders") and National City Bank, not individually, but as "Agent" or "Administrative Agent."

RECITALS

WHEREAS, the Borrower is primarily engaged in the business of purchasing, owning, operating, developing and managing apartment communities.

WHEREAS, the Borrower desires to borrow and Lenders desire to make available to the Borrower an unsecured revolving credit facility in the amount of $100,000,000, on the terms and conditions contained herein, for the purpose of allowing Borrower to refinance existing obligations and to provide it with working capital for the support of ongoing projects and to purchase additional real estate.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

 DEFINITIONS

As used in this Agreement:

"ABR Applicable Margin" means as of any date, with respect to the determination of the Floating Rate the percentage in effect on such date under the definition of the "Applicable Margin".

"Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

"Adjusted Funds From Operations" shall mean Funds From Operations, without any reduction  for Defeasance Costs.

"Administrative Agent" means National City Bank in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

"Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by one or more of the Lenders to the Borrower of the same Type and, in the case of LIBOR Rate Advances, for the same LIBOR Interest Period, including Swingline Advances.

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"Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

"Affordable Housing Projects" means any Project for which rents are subsidized and certain aspects of the operations are regulated by the U.S. Department of Housing and Urban Development.

"Aggregate Commitment" means, as of any date, the aggregate of the then-current Commitments of all the Lenders, which is, as of the Agreement Execution Date, $100,000,000.

"Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

"Agreement Execution Date" means the date this Agreement has been fully executed and delivered by all parties hereto.

"Allocated Facility Amount" means, at any time, the sum of all then outstanding Advances and all then outstanding Reimbursement Obligations.

"Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the Federal Funds Effective Rate for such day plus 1/2% per annum.

"Applicable Margin" means an annual percentage to be used in calculating the interest rate applicable to the various Types of Advances which shall vary from time to time with the ratio of Consolidated Outstanding Indebtedness to Total Asset Value as follows:

Consolidated Outstanding Indebtedness to Total Asset Value	LIBOR Applicable Margin	ABR Applicable Margin

Less than 45%	1.30%	. 30%
Greater than or equal to 45%, but less than 50%	1.45%	.45%
Greater than or equal to 50% but less than 55%	1.60%	.60%
Greater than or equal to 55% but less than 60%	1.75%	.75%
Greater than or equal to 60%	1.85%	.85%

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As of the Agreement Execution Date, based on the ratio of Consolidated Outstanding Indebtedness to Total Asset Value shown on the Compliance Certificate delivered to the Administrative Agent by Borrower pursuant to Section 5.1(k), the LIBOR Applicable Margin is 1.60% and the ABR Applicable Margin is 0.60%. The percentages set forth above shall be changed from time to time in accordance with the ratio of Consolidated Outstanding Indebtedness to Total Asset Value as of the last day of the most recent preceding fiscal quarter for which financial results have been reported, which percentage shall change upon the date Administrative Agent has received a Compliance Certificate as required by Section 7.1(c) from  the Borrower as of the end of such fiscal quarter in the form attached hereto as Exhibit B, beginning with the Compliance Certificate for the fiscal quarter ending March 30, 2007.  If any such Compliance Certificate shall later be determined to be incorrect and as a result a higher Applicable Margin should have been in effect for any period, Borrower shall pay to the Administrative Agent for the benefit of the Lenders all additional interest which would have accrued if the original Compliance Certificate had been correct, as shown on an invoice to be prepared by the Administrative Agent and delivered to Borrower, on the next Payment Date following delivery of such invoice.

"Article" means an article of this Agreement unless another document is specifically referenced.

"Authorized Officer" means any of the President and Chief Executive Officer, Vice President and General Counsel, and  Vice President and Chief Financial Officer, of Borrower, acting singly.

"Borrower" means Associated Estates Realty Corporation, a corporation organized under the laws of the State of Ohio, and its successors and assigns.

"Borrowing Date" means a date on which an Advance is made hereunder.

"Borrowing Notice" is defined in Section 2.10.

"Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Rate Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio and New York, New York for the conduct of substantially all of their commercial lending activities.

"Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

"Capitalization Rate" means (i) seven and three quarters percent (7.75%) or (ii) with respect to Qualifying Unencumbered Projects which are also Affordable Housing Projects in the calculation of Unencumbered Real Property Value, ten percent (10%).

"Capitalized Lease" of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

"Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

"Cash Equivalents"  means, as of any date:

(i)         securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

(ii)        mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P and P-1 by Moody's;

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(iii)       certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P and not less than P-1 by Moody's (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

(iv)       certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody's and which has a long term unsecured debt rating of not less than A1 by Moody's (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

(v)        bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody's and having a long term debt rating of not less than A1 by Moody's issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

(vi)       repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody's which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

(vii)      short term promissory notes rated not less than A-1+ by S&P, and  not less than P-1 by Moody's maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

(viii)      commercial paper (having original maturities of not more than 365 days) rated at least A-1+ by S&P and P-1 by Moody's and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody's.

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"Change in Control" means the occurrence of any of the following:  (i) the Board of Directors or shareholders of Borrower approve a consolidation or merger in which Borrower is not the surviving corporation, the sale of all or substantially all of the assets of Borrower, or the liquidation or dissolution of Borrower; (ii) any Person or group of Persons which are Affiliates of each other (other than Borrower or another member of the Consolidated Group or a Single Employer Plan (including any trustee of such a Single Employer Plan acting in its capacity as trustee)) purchases any Capital Stock of Borrower (or securities convertible into Capital Stock) pursuant to a tender or exchange offer without the prior consent of the Board of Directors of Borrower, or becomes the beneficial owner of Capital Stock of Borrower (or securities convertible into Capital Stock), in either case, representing 51%  or more of the voting power of Borrower's outstanding Capital Stock.

"Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

"Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 13.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

"Commitment Fee" is defined in Section 2.4.

"Compliance Certificate" is defined in Section 7.1(c).

"Consolidated Adjusted EBITDA" shall mean, as of the date of calculation, (a) an annualized amount determined by taking the Consolidated Net Income for the twelve (12) most recent months for which financial results have been reported, as adjusted by adding or deducting for, as applicable, Defeasance Costs, gains or losses from sales of assets, impairment and other non-cash charges, other extraordinary items, interest expense, income taxes, depreciation expense and amortization expense, plus (b) the Consolidated Group percentage of the net income (or loss) for such period of the Investment Affiliates as determined in accordance with GAAP and as adjusted in the same manner as Consolidated Net Income under clause (a) of this sentence.

"Consolidated Debt Service" means, for any period, without duplication, (a) Consolidated Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments attributable to Consolidated Outstanding Indebtedness (excluding optional prepayments and balloon principal payments at maturity in respect of any such Indebtedness) required to be made during such period by any member of the Consolidated Group plus (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate.

"Consolidated Fixed Charges" shall mean, for any period without duplication, the sum of (i) Consolidated Debt Service for such period, plus (ii) all Preferred Dividends payable by Borrower or any other member of the Consolidated Group with respect to such period.

"Consolidated Group" shall mean the Borrower and all Subsidiaries which are consolidated with them for financial reporting purposes under GAAP.

"Consolidated Group Pro Rata Share" shall mean, with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group, in the aggregate, in such Investment Affiliate determined by calculating the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate.

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"Consolidated Interest Expense" means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period attributable to Consolidated Outstanding Indebtedness during such period, excluding any interest expense on the Consolidated Group's Secured Indebtedness attributable to Defeasance Costs which have been added back to Consolidated Adjusted EBITDA pursuant to the definition thereof, plus (b) the applicable Consolidated Group Pro Rata Share of any such interest expense, determined in accordance with GAAP, of each Investment Affiliate, for such period, on Indebtedness of such Investment Affiliate, whether recourse or non-recourse, similarly excluding any interest expense attributable to Defeasance Costs of such Investment Affiliate which has been added back to net income of such Investment Affiliate in calculating Consolidated Adjusted EBITDA.

"Consolidated Net Income" means, for any period, consolidated net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP.

"Consolidated Outstanding Indebtedness" means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP (whether recourse or non-recourse) plus (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group.

"Consolidated Tangible Net Worth" shall mean Net Worth (Common and Preferred Stock, plus Paid-In-Capital and Retained Earnings) plus Accumulated Depreciation as defined in accordance with GAAP.

"Consolidated Unsecured Indebtedness" means, as of any date of determination, that portion of Consolidated Outstanding Indebtedness that is not Secured Indebtedness or Subordinated Debt.

"Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

"Conversion/Continuation Notice" is defined in Section 2.11.

"Default" means an event described in Article VII.

"Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; provided that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

"Default Rate" means the interest rate which may apply during the continuance of a Default pursuant to Section 2.13 which shall mean that (i) each LIBOR Rate Advance shall bear interest for the remainder of the applicable LIBOR Interest Period at the rate otherwise applicable to such LIBOR Interest Period plus 3% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 3% per annum.

"Defeasance Costs" means expenses incurred in the defeasance or prepayment of secured indebtedness including, but not limited to:  prepaid interest, yield maintenance or other prepayment premiums, legal, accounting and consulting fees directly attributable to the defeasance of debt; the write‑off of deferred financing fees; servicer processing fees; custodial account fees; rating agency fees; and the computed defeasance premium.

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"Eligible Unencumbered Project" means a Project which satisfies all of the following requirements:  (a) such Project is owned in fee simple or leased under a Ground Lease containing provisions allowing leasehold mortgage financing of such lease on terms reasonably acceptable to Agent (provided that the aggregate amount added to Unencumbered Real Property Value on account of Projects subject to such Ground Leases shall not exceed twenty percent (20%) entirely by Borrower or a Wholly Owned Subsidiary which is also a Subsidiary Guarantor; (b) with respect to any Project other than the initial Qualifying Unencumbered Projects shown on Schedule 3.1, such Project is a "market rate" Project which is not subject to any restrictions requiring apartment units to be leased at below-market rates, (c) neither such Project nor any interest of the Borrower or any Subsidiary therein, is subject to any Lien (other than Permitted Liens (but not Liens of the type described in clause (v) of the definition of Permitted Liens)) or a Negative Pledge; (d) if such Property is owned or leased by a Subsidiary Guarantor (i) none of Borrower's direct or indirect ownership interest in such Subsidiary Guarantor is subject to any Lien (other than Permitted Liens (but not Liens of the type described in clause (v) of the definition of Permitted Liens)) or to a Negative Pledge; and (ii) Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person:  (x) to sell, transfer or otherwise dispose of such Project and (y) to create a Lien on such Project as security for Indebtedness of the Borrower or such Subsidiary Guarantor, as applicable; (e) such Project has been completed and is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Project ; and (f) as of the date such Project first becomes an Eligible Unencumbered Project, at least 75% of the residential units within such Project are subject to third party occupancy leases.

"Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues:  the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.

"Equity Issuance" means any issuance by a Person of any Capital Stock in such Person and shall in any event include the issuance of any Capital Stock upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Capital Stock.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

"Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by any jurisdiction with taxing authority over the Lender.

"Facility Letter of Credit" means a Letter of Credit issued pursuant to Section 2.22 of this Agreement.

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"Facility Letter of Credit Fee" is defined in Section 2.22(h)(i)(a).

"Facility Letter of Credit Obligations" means, as of any date, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

"Facility Letter of Credit Sublimit" means $20,000,000.

"Facility Termination Date" means April 23, 2010, which shall be the day immediately prior to the third (3rd) anniversary of the Agreement Execution Date, or if such day is not a Business Day the last Business Day immediately preceding such day, as such date may be extended pursuant to Section 2.22 hereof.

"Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate."

"Fee Letter" is defined in Section 2.5.

"Financial Contract" of a Person means (i) any exchange - traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

"Financial Undertaking" of a Person means (i) any transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person, or (ii) any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

"First Mortgage Receivable" means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage or deed of trust on a Project having a value in excess of the amount of such Indebtedness and which has been designated by the Borrower as a "First Mortgage Receivable" in its most recent compliance certificate.

"Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the ABR Applicable Margin for such day, in each case changing when and as the Alternate Base Rate and ABR Applicable Margin changes.

"Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

"Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

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"Funds From Operations" shall have the meaning determined from time to time by the National Association of Real Estate Investment Trusts to be the meaning most commonly used by its members and for avoidance of doubt shall mean "basic" Funds From Operations, as such term is customarily used by members of such association.

"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 7.1.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, or dividends (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business, or any indemnification obligations arising in the ordinary course of business, including without limitation guaranties of non-recourse "carve-out" exceptions in secured loans and environmental indemnity agreements in favor of secured lenders.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

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"Indebtedness" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current accounts payable and trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, including any so-called "trust deferred debt" (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit and, to the extent such obligations constitute "contingent liabilities" which are required to be accrued under GAAP, other contingent liabilities, (h) any Net Mark-to-Market Exposure and (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

"Interest Period" means a LIBOR Interest Period.

"Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

"Investment Affiliate" means any Person in which the Consolidated Group, directly or indirectly, has any ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.

"Issuance Date" is defined in Section 2.22.

"Issuance Notice" is defined in Section 2.22.

"Issuing Bank" means, with respect to each Facility Letter of Credit, the Lender which issues such Facility Letter of Credit.  National City Bank shall be the sole Issuing Bank.

"Lenders" means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns, any other lending institutions that subsequently become parties to this Agreement.

"Lending Installation" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender, which would not result in Borrower incurring an obligation to make deductions for Taxes under Section 4.5(a).

"Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

"Letter of Credit Collateral Account" is defined in Section 2.22.

"Letter of Credit Request" is defined in Section 2.22.

"LIBOR Applicable Margin" means as of any date, with respect to the determination of the LIBOR Rate, the percentage in effect on such date under the definition of "Applicable Margin".

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"LIBOR Base Rate" means, the rate (rounded upwards to the nearest 1/16th) with respect to a LIBOR Rate Advance for the relevant LIBOR Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, and having a maturity equal to such LIBOR Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Administrative Agent, the applicable LIBOR Base Rate for the relevant LIBOR Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which National City Bank or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of Administrative Agent's relevant LIBOR Rate Loan and having a maturity equal to such LIBOR Interest Period.

"LIBOR Flex Rate" means, with respect to any Swingline Loan for any day, the fluctuating LIBOR Base Rate that would be applicable to an amount similar to the principal amount of such Swingline Loan for a LIBOR Interest Period of one month, with each daily change in such LIBOR Base Rate automatically, immediately, and without notice changing the LIBOR Flex Rate thereafter applicable hereunder plus the LIBOR Applicable Margin for such day.  The LIBOR Flex Rate shall be adjusted by the Administrative Agent, if necessary, at the end of each Business Day during the term hereof.  The Administrative Agent shall not be required to notify Borrower of any adjustment in the LIBOR Flex Rate; however, Borrower may request a quote of the prevailing LIBOR Flex Rate on any Business Day.

"LIBOR Interest Period" means, with respect to each amount bearing interest at a LIBOR based rate, a period of one, two, three or six months, to the extent deposits with such maturities are available to the Lenders, commencing on a Business Day, as selected by the Borrower; provided, however, that any LIBOR Interest Period which begins on a day for which there is no numerically corresponding date in the calendar month in which such LIBOR Interest Period would otherwise end shall instead end on the last Business Day of such calendar month.

"LIBOR Rate" means, for any LIBOR Interest Period, the sum of (A) the LIBOR Base Rate applicable thereto divided by one minus the then-current Reserve Requirement and (B) the LIBOR Applicable Margin.

"LIBOR Rate Advance" means an Advance which bears interest at a LIBOR Rate.

"LIBOR Rate Loan" means a Loan which bears interest at a LIBOR Rate.

"Lien" means any lien (statutory or other), mortgage, pledge, negative pledge, hypothecation, assignment, deposit arrangement, encumbrance or priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

"Loan" means, with respect to a Lender, such Lender's portion of any Advance.

"Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

"Loan Parties" means the Borrower and the Subsidiary Guarantors.

"Material Adverse Effect" means, in the Administrative Agent's reasonable discretion, any event that is reasonably anticipated to have a material adverse effect on (i) the business, property or condition (financial or otherwise) of the Consolidated Group (taken as a whole), (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents.

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"Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, but excluding substances of kinds and amounts ordinarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations or as inventory of tenants and otherwise in compliance with all Environmental Laws.

"Maximum Legal Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Notes and as provided for herein or in the Notes or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions hereof.

"Moody's" means Moody's Investors Service, Inc. and its successors.

"Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

"Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions or any other Financial Contract.  "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming the Rate Management Transaction or other Financial Contract were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming such Rate Management Transaction or other Financial Contract were to be terminated as of that date).

"Net Operating Income" means, with respect to any Project for any period, "property rental and other income" (as determined by GAAP) attributable to such Project accruing for such period minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding any general and administrative expenses related to the operation of the Borrower or the other members of the Consolidated Group, any interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs.  As used herein "Management Fees", means, with respect to each Project for any period, an amount equal to two and one-half percent (2.5%) per annum on the aggregate rent due and payable under leases at such Project.

"Net Proceeds" means with respect to any Equity Issuance by a Person, the aggregate amount of all cash and the fair market value of all other Property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

"Non-U.S. Lender" is defined in Section 4.5(d).

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"Non-Recourse Indebtedness" means, with respect to any Person, Secured Indebtedness for which the liability of such Person (except with respect to fraud, Environmental Laws liability, bankruptcy and other customary non-recourse "carve-out" exceptions) either is contractually limited to collateral securing such Indebtedness or is so limited by operation of law.

"Note" means a promissory note, in substantially the form of Exhibit A hereto, duly executed by Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

"Notice of Assignment" is defined in Section 13.3.2.

"Obligations" means the Advances, the Reimbursement Obligations and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or the Lenders arising under this Agreement or any of the other Loan Documents.

"Other Taxes" is defined in Section 4.5(b).

"Participants" is defined in Section 13.2.1.

"Payment Date" means, (i) with respect to the payment of interest accrued on any LIBOR Rate Advance or Swingline Advance, the first Business Day of each calendar month or (ii) with respect to the payment of interest accrued on any Floating Rate Advance, the first Business Day of each April, July, October and January.

"PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

"Percentage" means for each Lender the ratio that such Lender's Commitment bears to the Aggregate Commitment, expressed as a percentage.

"Permitted Acquisitions" are defined in Section 7.15.

"Permitted Liens" are defined in Section 7.16.

"Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

"Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

"Preferred Dividends" means, with respect to any entity, dividends or other distributions which are payable to holders of any ownership interests in such entity which entitle the holders of such ownership interests to be paid on a preferred basis prior to dividends or other distributions to the holders of other types of ownership interests in such entity, provided that "Preferred Dividends" shall not mean any preferred equity in any joint venture relationship between the Borrower or any subsidiary of the Borrower and any Person other than a shareholder in the Borrower.

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"Prime Rate" means a rate per annum equal to the prime rate of interest publicly announced from time to time by Administrative Agent or its parent as its prime rate (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.  In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

"Project" means any real estate asset owned by the Borrower or any of its Subsidiaries or any Investment Affiliate, and operated or intended to be operated as a multifamily residential property.

"Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

"Purchasers" is defined in Section 13.3.1.

"Qualifying Unencumbered Project" means the Projects shown on Schedule 3.1 and any Project which has satisfied the requirements set forth in Section 3.1 below.

"Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

"Real Property Under Development" is defined as any Project which either is under construction or completed and has not yet achieved a leasing level of 85% or more.

"Recourse Indebtedness" means any Indebtedness of Borrower or any other member of the Consolidated Group with respect to which the liability of the obligor is not limited to the obligor's interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability, and provided further that Non-Recourse Indebtedness shall not be considered Recourse Indebtedness even if a breach of such customary limited exceptions to recourse liability would result in such Non-Recourse Indebtedness becoming recourse to the obligor thereunder.

"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

"Reimbursement Obligations" means at any time, the aggregate of the Obligations of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Administrative Agent under or in respect of the Facility Letters of Credit.

"Release" is defined in Section 3.3.

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"Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

"Required Lenders" means Lenders in the aggregate having at least 67% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 67% of the aggregate unpaid principal amount of the outstanding Advances.

"Reserve Requirement" means, with respect to a LIBOR Rate Loan and LIBOR Interest Period, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

"Section" means a numbered section of this Agreement, unless another document is specifically referenced.

"Secured Indebtedness" means any Indebtedness which is secured by a Lien on a Project, any ownership interests in any Person or any other assets which had, in the aggregate, a value in excess of the amount of such Indebtedness at the time such Indebtedness was incurred.

"Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

"S&P" means Standard & Poor's Ratings Group and its successors.

"Subordinated Debt" means (i) any Indebtedness of Borrower or any other member of the Consolidated Group that is subordinated by its express terms to the repayment of the Obligations under this Facility; and (ii) any Indebtedness of Borrower or any Subsidiary of Borrower due to any Affiliate of Borrower that is expressly subordinate in priority and payment to the Obligations under this Facility.

"Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Borrower.

"Subsidiary Guarantor" means, as of any date, each Wholly-Owned Subsidiary of Borrower which is then a party to the Subsidiary Guaranty pursuant to Section 6.20.

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"Subsidiary Guaranty" means the guaranty to be executed and delivered by those Subsidiaries of the Borrower listed on Schedule 6.21, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time pursuant to Section 6.21, including any joinders executed by additional Subsidiary Guarantors.

"Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of then-current Total Asset Value.

"Swingline Advances" means, as of any date, collectively, all Swingline Loans then outstanding under this Facility.

"Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans not exceeding $10,000,000, which is included in, and is not in addition to, the Swingline Lender's total Commitment hereunder.

"Swingline Lender" shall mean National City Bank, in its capacity as a Lender.

"Swingline Loan" means a loan made by the Swingline Lender pursuant to Section 2.21 hereof.

"Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

"Total Asset Value" means, as of any date, (i) the Net Operating Income for the most recent four (4) consecutive fiscal quarters of the Borrower for which financial results have been reported attributable to Projects then owned or leased by Borrower or any other member of the Consolidated Group (excluding 100% of the Net Operating Income attributable to Projects which have not been so owned or leased for four (4) full fiscal quarters as of the end of the most recent fiscal quarter for which financial results have been reported) divided by the Capitalization Rate, plus (ii) 100% of cost for any such Projects first acquired or leased during such four (4) fiscal quarter period (including the amount of any assumed Indebtedness secured thereby), plus (iii) the Consolidated Group Pro Rata Share of Net Operating Income attributable to Projects then owned or leased by an Investment Affiliate for the most recent four (4) consecutive fiscal quarters of the Borrower for which financial results have been reported (excluding Net Operating Income attributable to any such Projects which have not been so owned or leased for four (4) fiscal quarters as of the end of such most recent fiscal quarter for which financial results have been reported) divided by the Capitalization Rate, plus (iv) the Consolidated Group Pro Rata Share of 100% of cost for any such Projects first acquired or leased by an Investment Affiliate during such four (4) fiscal quarter period (including the amount of any assumed Indebtedness secured thereby); (v) cash and Cash Equivalents owned by Borrower or any other member of the Consolidated Group as of the end of the most recent fiscal quarter for which financial results have been reported, plus (vi) the Consolidated Group Pro Rata Share of all cash and Cash Equivalents owned by Investment Affiliates as of the end of the most recent fiscal quarter financial results have been reported plus (vii) Real Property Under Development and Undeveloped Land of the Consolidated Group, valued at cost, plus (viii) the Consolidated Group Pro Rata Share of any Real Property Under Development and Undeveloped Land of Investment Affiliates, valued at cost, plus (ix) First Mortgage Receivables owned by the Consolidated Group, valued in accordance with GAAP, plus (x) the Consolidated Group Pro Rata Share of First Mortgage Receivables owned by any Investment Affiliates, valued in accordance with GAAP.

"Transferee" is defined in Section 13.4.

"Type" means, with respect to any Advance, its nature as a Floating Rate Advance, a LIBOR Rate Advance or a Swingline Advance.

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"Undeveloped Land" means, as of any date, any undeveloped land owned from time to time by the Borrower or any other member of the Consolidated Group.

"Unencumbered Real Property Value" shall mean, as of any date, (i) Unencumbered Real Property Adjusted NOI divided by the Capitalization Rate applicable thereto plus (ii) the cost of all Qualifying Unencumbered Projects which have not been owned or leased by Borrower or a Wholly-Owned Subsidiary for four (4) consecutive full fiscal quarters as of the end of the most recent fiscal quarter of Borrower for which financial results have been reported, with the cost of each such Qualifying Unencumbered Project being the amount capitalized as "real estate" on Borrower's balance sheet plus any portion of the acquisition cost required to be allocated as an intangible asset by GAAP.

"Unencumbered Real Property Adjusted NOI" shall mean, as of any date, (i) the Net Operating Income for the most recent four (4) consecutive fiscal quarters of Borrower for which financial results have been reported attributable to Qualifying Unencumbered Projects then owned or leased by Borrower or a Subsidiary Guarantor (excluding Qualifying Unencumbered Projects which have not been so owned or leased for four (4) full fiscal quarters as of the end of the most recent fiscal quarter of Borrower for which financial results have been reported less (ii) management fees equal to 2.5% of the aggregate gross revenues attributable to such Qualifying Unencumbered Projects for such period less (iii) a capital expenditure reserve equal to $150 per unit for all such Qualifying Unencumbered Projects.

"Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

"Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

"Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

 THE CREDIT

2.1               Generally

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.  Subject to the terms and conditions of this Agreement, Lenders severally agree to make Advances through the Administrative Agent to Borrower from time to time prior to the Facility Termination Date, provided that the making of any such Advance will not cause the then‑current Allocated Facility Amount to exceed the then-current Aggregate Commitment.  Each Lender shall fund its Percentage of each such Advance and no Lender will be required to fund any amounts which, when aggregated with such Lender's Percentage of all other Advances then outstanding, would exceed such Lender's then-current Commitment.  This facility ("Facility") is a revolving credit facility and, subject to the provisions of this Agreement, Borrower may request Advances hereunder, repay such Advances and reborrow Advances at any time prior to the Facility Termination Date.

2.2               Ratable Advances

.  Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio their respective Commitments bear to the Aggregate Commitment.  The ratable Advances may be Floating Rate Advances, LIBOR Rate Advances or a combination thereof, selected by Borrower in accordance with Sections 2.10 and 2.11.

2.3               Final Principal Payment

.  Any outstanding Advances and all other unpaid Obligations shall be paid in full by Borrower on the Facility Termination Date.

2.4               Commitment Fee

.  Borrower agrees to pay to the Lenders a fee on the unused portion of the Aggregate Commitment (the "Commitment Fee") equal to 25 basis points per annum if such unused portion exceeds 50% or 15 basis points per annum if such unused portion is 50% or less of the Aggregate Commitment.  The Commitment Fee shall be calculated on the amount by which the weighted average Aggregate Commitment for any fiscal quarter exceeds the weighted average Allocated Facility Amount for such fiscal quarter and shall  due and payable in arrears on the first Business Day of each calendar quarter for the preceding fiscal quarter and on any termination of the Aggregate Commitment in its entirety.

2.5               Other Fees

.  The Borrower agrees to pay all fees payable to the Administrative Agent pursuant to the Borrower's letter agreement with the Administrative Agent dated as of April 24, 2007 (the "Fee Letter").

2.6               Usury

.  This Agreement and each Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.7               Voluntary Commitment Reductions

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.  Borrower may, at any time upon five (5) days prior written notice to the Agent, elect to reduce or terminate the Aggregate Commitment under this Facility provided that (i) each such reduction shall be in the minimum amount of $5,000,000, (ii) all such reductions shall reduce each Lender's Commitment and the Swingline Commitment on a pro rata basis, (iii) any amount by which the Allocated Facility Amount exceeds the reduced Aggregate Commitment shall be paid on the effective date of, and as a condition to such reduction, and (iv) Borrower shall pay all costs associated with any related prepayments of LIBOR Rate Advances or due under any other provisions contained in this Credit Agreement.

2.8               Minimum Amount of Each Advance

.  Each LIBOR Rate Advance shall be in an amount not less than $1,000,000 or a whole multiple of $100,000 in excess thereof.  Each Floating Rate Advance and each Swingline Advance shall be in the minimum amount of $250,000; provided, however, that, subject to Section 2.1, any Floating Rate Advance or Swingline Advance may be in the amount of the unused Aggregate Commitment.

2.9               Optional Prepayments

.  The Borrower may, upon at least one (1) Business Day's notice to the Administrative Agent, in the case of all Advances other than Swingline Advances, prepay the Advances, which notice shall specify the date and amount of prepayment and whether the prepayment is of LIBOR Rate Advances, Floating Rate Advances, or a combination thereof, and if a combination thereof, the amount allocable to each; provided, however, that (i) any partial prepayment under this Subsection shall be in an amount not less than $1,000,000 or a whole multiple of $100,000 in excess thereof and; (ii) any LIBOR Rate Advance prepaid on any day other than the last day of the applicable LIBOR Interest Period must be accompanied by any amounts payable pursuant to Section 4.4.  Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 4.4.

2.10            Method of Selecting Types and Interest Periods for New Advances

.  The Borrower shall select the Type of Advance and, in the case of each LIBOR Rate Advance, the Interest Period applicable to each Advance from time to time.  The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") in the form attached as Exhibit F hereto (i) not later than 2:00 p.m. Cleveland time on the Business Day immediately preceding the Borrowing Date of each Floating Rate Advance, (ii) not later than noon Cleveland time, at least three (3) Business Days before the Borrowing Date for each LIBOR Rate Advance, and (iii) not later than 2:00 p.m. Cleveland time, on the Borrowing Date for each Swingline Advance, of:

(i)                  the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)                the aggregate amount of such Advance,

(iii)               the Type of Advance selected, and

(iv)              in the case of each LIBOR Rate Advance, the LIBOR Interest Period applicable thereto.

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Each Lender shall make available its Loan or Loans, in funds immediately available in Cleveland to the Administrative Agent at its address specified pursuant to Article XIV on each Borrowing Date not later than (i) 11:00 a.m. (Cleveland time), in the case of Floating Rate Advances which have been requested by a Borrowing Notice given to the Administrative Agent not later than 2:00 p.m. (Cleveland time) on the Business Day immediately preceding such Borrowing Date or (ii) noon (Cleveland time) in the case of all other ratable Advances or (iii) 4:00 p.m. (Cleveland time) in the case of Swingline Advances.  The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

No Interest Period may end after the Facility Termination Date and, unless the Lenders otherwise agree in writing, in no event may there be more than six (6) different Interest Periods for LIBOR Rate Advances outstanding at any one time (or more than five (5) different Interest Periods at any time that a Floating Rate Advance is also outstanding).

2.11            Conversion and Continuation of Outstanding Advances

.  Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into LIBOR Rate Advances.  Each LIBOR Rate Advance shall continue as a LIBOR Rate Advance until the end of the then applicable LIBOR Interest Period therefor, at which time such LIBOR Rate Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such LIBOR Interest Period, such LIBOR Rate Advance either continue as a LIBOR Rate Advance for the same or another Interest Period or be converted to an Advance of another Type.  Subject to the terms of Section 2.8, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any LIBOR Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.  The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance to a LIBOR Rate Advance or continuation of a LIBOR Rate Advance not later than 11:00 a.m. (Cleveland time), at least three Business Days, in the case of a conversion into or continuation of a LIBOR Rate Advance, prior to the date of the requested conversion or continuation, specifying:

(i)                  the requested date which shall be a Business Day, of such conversion or continuation;

(ii)                the aggregate amount and Type of the Advance which is to be converted or continued; and

(iii)               the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Rate Advance, the duration of the LIBOR Interest Period applicable thereto.

2.12            Changes in Interest Rate, Etc.

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 Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Rate Advance into a Floating Rate Advance pursuant to Section 2.11 to but excluding the date it becomes due or is converted into a LIBOR Rate Advance pursuant to Section 2.11 hereof, at a rate per annum equal to the Floating Rate for such day.  Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.  Each LIBOR Rate Advance shall bear interest from and including the first day of the LIBOR Interest Period applicable thereto to (but not including) the last day of such LIBOR Interest Period at the interest rate determined as applicable to such LIBOR Rate Advance.

2.13            Rates Applicable After Default

.  During the continuance of a Default the Administrative Agent may, at the direction of the Required Lenders, by notice to the Borrower, declare that (i) no Advance may be made as, converted into, or continued beyond the expiration of any then-current Interest Period as, a Fixed Rate Advance, and (ii) the Default Rate shall apply (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders to changes in interest rates), provided, however, that the Default Rate shall become applicable automatically if a Default occurs under Section 8.1, 8.2, or 8.3, unless waived by the Required Lenders.

2.14            Method of Payment

.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Administrative Agent specified in writing at least three (3) Business Days in advance by the Administrative Agent to the Borrower, by noon (Cleveland time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders.  As provided elsewhere herein, all Lenders' interests in the Advances and the Loan Documents shall be ratable undivided interests and none of such Lenders' interests shall have priority over the others.  Each payment delivered to the Administrative Agent for the account of any Lender or amount to be applied or paid by the Administrative Agent to any Lender shall be paid promptly (on the same day as received by the Administrative Agent if received prior to noon (Cleveland time) on such day and otherwise on the next Business Day) by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.  Payments received by the Administrative Agent but not timely funded to the Lenders shall bear interest payable by the Administrative Agent at the Federal Funds Effective Rate from the date due until the date paid.  The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with National City Bank for each payment of principal, interest and fees as it becomes due hereunder.

2.15            Notes; Telephonic Notices

.  Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note.  The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on written notices made by any Authorized Officer and Borrower agrees to deliver promptly to the Administrative Agent such written notice.  The Administrative Agent will at the request of the Borrower, from time to time, but not more often than monthly, provide notice of the amount of the outstanding Aggregate Commitment, the Type of Advance, and the applicable interest rate, if for a LIBOR Rate Advance.  Upon a Lender's furnishing to Borrower an affidavit to such effect, if a Note is mutilated, destroyed, lost or stolen, Borrower shall deliver to such Lender, in substitution therefore, a new note containing the same terms and conditions as such Note being replaced.

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2.16            Interest Payment Dates; Interest and Fee Basis

.  Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, at maturity, whether by acceleration or otherwise, and upon any termination of the Aggregate Commitment in its entirety.  Interest on LIBOR Rate Advances, Facility Letter of Credit Fees and Commitment Fees shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest on Floating Rate Advances and Swingline Advances shall be calculated for actual days elapsed on the basis of a 365 (or 366, as applicable) day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Cleveland time) at the place of payment.  If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.17            Notification of Advances, Interest Rates and Prepayments

.  The Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder not later than the close of business on the Business Day such notice is received by the Administrative Agent.  The Administrative Agent will notify each Lender of the interest rate applicable to each LIBOR Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.18            Lending Installations

.  Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation.  Each Lender may, by written or telex notice at least three (3) Business Days in advance to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

2.19            Non-Receipt of Funds by the Administrative Agent

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.  Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time at which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.  The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day plus an administrative fee of $200 or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan plus an administrative fee of $200.  If such Lender so repays such amount and interest thereon to the Administrative Agent within one Business Day after such demand, all interest accruing on the Loan not funded by such Lender during such period shall be payable to such Lender when received from the Borrower.

2.20            Replacement of Lenders under Certain Circumstances

.  The Borrower shall be permitted to replace any Lender which (a) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to Section 4.5, or (b) cannot maintain its LIBOR Rate Loans at a suitable Lending Installation pursuant to Section 4.3, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any applicable legal or regulatory requirements affecting the Lenders, (ii) no Default or (after notice thereof to the Borrower) no Unmatured Default  shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Sections 4.4 and 4.6 if any LIBOR Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 4.5 and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.21            Swingline Advances.

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 In addition to the other options available to the Borrower hereunder, the Swingline Commitment shall be available for Swingline Advances subject to the following terms and conditions.  Swingline Advances shall be made available for same day borrowings provided that notice is given in accordance with Section 2.10 hereof during the period commencing on the Agreement Effective Date and ending on a date ten (10) days prior to the then-current Facility Termination Date.  Each Swingline Advance shall bear interest at a variable rate for each day such Swingline Advance is outstanding equal to the LIBOR Flex Rate for such day.  In no event shall the Swingline Lender be required to fund a Swingline Advance if it would increase the total aggregate outstanding Loans by Swingline Lender hereunder plus its Percentage of Reimbursement Obligations to an amount in excess of the Swingline Lender's Commitment.  No Swingline Advance may be made to repay a Swingline Advance, but Borrower may repay Swingline Advances from subsequent pro rata Advances hereunder.  On the fifteenth day and on the last Business Day of each calendar month, if any Swingline Advances have not previously been paid, each Lender irrevocably agrees to purchase its Percentage of any Swingline Advance made by the Swingline Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of a Default hereunder provided that Swingline Lender did not have actual knowledge of such Default at the time the Swingline Advance was made and provided further that no Lender shall be required to have total outstanding Loans plus its Percentage of Reimbursement Obligations exceed its Commitment.  Such purchase shall take place on the date of the request by Swingline Lender so long as such request is made by 11:00 a.m. (Cleveland time), and otherwise on the Business Day following such request.  All requests for purchase shall be in writing.  From and after the date it is so purchased, each such Swingline Advance shall, to the extent purchased, (i) be treated as a Loan made by the purchasing Lenders and not by the selling Lender for all purposes under this Agreement and the payment of the purchase price by a Lender shall be deemed to be the making of a Loan by such Lender and shall constitute outstanding principal under such Lender's Note, and (ii) shall no longer be considered a Swingline Advance except that all interest accruing on or attributable to such Swingline Advance for the period prior to the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the Swingline Lender and all such amounts accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the purchasing Lenders.  If prior to purchasing its Percentage of a Swingline Advance one of the events described in Section 8.7 shall have occurred and such event prevents the consummation of the purchase contemplated by preceding provisions, each Lender will purchase an undivided participating interest in the outstanding Swingline Advance in an amount equal to its Percentage of such Swingline Advance.  From and after the date of each Lender's purchase of its participating interest in a Swingline Advance, if the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swingline Lender and is required to be returned to the Borrower, each Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it.  If any Lender fails to so purchase its Percentage of any Swingline Advance, such Lender shall be deemed to be a Defaulting Lender hereunder.

2.22            Letter of Credit Subfacility.

(a)                Obligation to Issue.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Issuing Bank hereby agrees to issue for the account of the Borrower, one or more Facility Letters of Credit in accordance with this Section 2.22, from time to time during the period commencing on the Agreement Effective Date and ending on a date sixty (60) days prior to the then-current Facility Termination Date.

(b)               Types and Amounts. The Issuing Bank shall not have any obligation to:

(i)                  issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

(ii)                issue any Facility Letter of Credit if, after giving effect thereto, (1) the then applicable Allocated Facility Amount would exceed the then current Aggregate Commitment, or (2) the Facility Letter of Credit Obligations would exceed the Facility Letter of Credit Sublimit; or

(iii)               issue any Facility Letter of Credit having an expiration date, or containing automatic extension provision to extend such date, to a date beyond the thirtieth (30th) day preceding the then-current Facility Termination Date.

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(c)                Conditions. In addition to being subject to the satisfaction of the conditions contained in Article V hereof, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

(i)                  the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content;

(ii)                as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter or Credit in particular; and

(iii)               there shall not exist any Default.

(d)               Procedure for Issuance of Facility Letters of Credit.  Borrower shall give the Issuing Bank and the Administrative Agent at least three (3) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a "Letter of Credit Request") and shall (i) immediately provide the Issuing Bank and the Administrative Agent with a telecopy of the written notice required hereunder which has been signed by an Authorized Officer or a telex containing all information required to be contained in such written notice and (ii) promptly provide the Issuing Bank and the Administrative Agent (in no event later than the requested date of issuance) with the written notice required hereunder containing the original signature of an authorized officer; such notice shall be irrevocable, except as provided below in this Section 2.22(d), and shall specify:

(i)                  the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000);

(ii)                the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the "Issuance Date");

(iii)               the date on which such requested Facility Letter of Credit is to expire (which day shall be a Business Day);

(iv)              the purpose for which such Facility Letter of Credit is to be issued;

(v)                the Person for whose benefit the requested Facility Letter of Credit is to be issued; and

(vi)              any special language required to be included in the Facility Letter of Credit.

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            Such notice, to be effective, must be received by such Issuing Bank and the Administrative Agent not later than noon (Cleveland time) on the last Business Day on which notice can be given under this Section 2.22(d).

            Subject to the terms and conditions of this Section 2.22 and provided that the applicable conditions set forth in Article V hereof have been satisfied, the Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank's usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit given not later than Business Day immediately preceding the Issuance Date, or (ii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate Section 2.22(b).

            The Issuing Bank shall give the Administrative Agent (who shall promptly notify Lenders) and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the "Issuance Notice").

            The Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 2.22(d) are met as though a new Facility Letter of Credit was being requested and issued.

(e)                Reimbursement Obligations; Duties of Issuing Bank.

(i)                  The Issuing Bank shall promptly notify the Borrower and the Administrative Agent (who shall promptly notify Lenders) of any draw under a Facility Letter of Credit.  Any such draw shall not be deemed to be a default hereunder but shall constitute an Advance of the Facility in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit at the Floating Rate; provided that if a Default or an Unmatured Default regarding the non-payment of any monetary obligations to the Administrative Agent or the Lenders exists at the time of any such drawing(s), then the Borrower shall reimburse the Issuing Bank for drawings under a Facility Letter of Credit issued by the Issuing Bank no later than the next succeeding Business Day after the payment by the Issuing Bank and until repaid such Reimbursement Obligation shall bear interest at the Default Rate.

(ii)                Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to any Lender or, provided that such Issuing Bank has complied with the procedures specified in Section 2.22(d), relieve that Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit.

(f)                 Participation.

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(i)                  Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in Section 2.22(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, an undivided interest and participation equal to such Lender's Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and all related rights hereunder and under the Guaranty and other Loan Documents.  Each Lender's obligation to make further Loans to Borrower (other than any payments such Lender is required to make under subparagraph (ii) below) or to purchase an interest from the Issuing Bank in any subsequent Facility Letters of Credit issued by the Issuing Bank on behalf of Borrower shall be reduced by such Lender's Percentage of the undrawn portion of each Facility Letter of Credit outstanding.

(ii)                In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to Section 2.22(g) hereof, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to the Issuing Bank.  Lender's payments of its Percentage of such Reimbursement Obligation as aforesaid shall be deemed to be a Loan by such Lender and shall constitute outstanding principal under such Lender's Note.  The failure of any Lender to make available to the Administrative Agent for the account of the Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made.  Any Lender which fails to make any payment required pursuant to this Section 2.22(f)(ii) shall be deemed to be a Defaulting Lender hereunder.

(iii)               Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Percentage thereof.

(iv)              Upon the request of the Administrative Agent or any Lender, the Issuing Bank shall furnish to such Administrative Agent or Lender copies of any Facility Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or Lender.

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(v)                The obligations of a Lender to make payments to the Administrative Agent for the account of the Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set‑off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit, and such payments shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

(g)                Payment of Reimbursement Obligations.  The Borrower agrees to pay to the Administrative Agent for the account of the Issuing Bank the amount of all Advances for Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Facility Letter of Credit when due, irrespective of any claim, set‑off, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

(i)                  any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii)                the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

(iii)               any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

(iv)              the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(v)                the occurrence of any Default.

            In the event any payment by the Borrower received by the Issuing Bank or the Administrative Agent with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent or Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank or the Administrative Agent upon the amount required to be repaid by the Issuing Bank or the Administrative Agent.

(h)                Compensation for Facility Letters of Credit.

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(i)                  (a)        The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders (including the Issuing Bank), based upon the Lenders' respective Percentages, a per annum fee (the "Facility Letter of Credit Fee") as a percentage of the face amount of each Facility Letter of Credit outstanding equal to the LIBOR Applicable Margin in effect from time to time while such Facility Letter of Credit is outstanding.  The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall accrue on a daily basis and shall be due and payable in arrears on the first Business Day of each calendar quarter following the issuance of such Facility Letter of Credit and, to the extent any such fees are then due and unpaid, on the Facility Termination Date or any other earlier date that the Obligations are due and payable in full.  The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof.  The Borrower shall not have any liability to any Lender for the failure of the Administrative Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Borrower to the Administrative Agent, provided such payment is received by the time specified in Section 2.14 hereof.

(ii)                (b)        The Issuing Bank also shall have the right to receive solely for its own account an issuance fee equal to one‑eighth of one percent (0.125%) of the face amount of each Facility Letter of Credit, payable by the Borrower on the Issuance Date for each such Facility Letter of Credit and on the date of any increase therein or extension thereof.  The Issuing Bank shall also be entitled to receive its reasonable out‑of‑pocket costs and the Issuing Bank's standard charges of issuing, amending and servicing Facility Letters of Credit and processing draws thereunder.

(i)                  Letter of Credit Collateral Account.  The Borrower hereby agrees that it will immediately upon the occurrence of the Default, establish a special collateral account (the "Letter of Credit Collateral Account") at the Administrative Agent's office at the address specified pursuant to Article XIV, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 9.1.  The Letter of Credit Collateral Account shall hold the deposits the Borrower is required to make after a Default on account of any outstanding Facility Letters of Credit as described in Section 9.1.  In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account, including income earned thereon.  The Lenders acknowledge and agree that the Borrower has no obligation to fund the Letter of Credit Collateral Account unless and until so required under Section 9.1 hereof.

ARTICLE III

UNENCUMBERED POOL PROPERTIES

            3.1        Eligibility of Projects

.

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(a)                As of the Agreement Execution Date, the Lenders have approved for inclusion as Qualifying Unencumbered Projects those Projects identified on Schedule 3.1, and such Projects shall become the initial Qualifying Unencumbered Projects.  Lenders acknowledge that two of such Projects are encumbered as of the Agreement Execution Date. Borrower hereby agrees, and irrevocably directs the Administrative Agent, to fund such portion of the proceeds of the initial Advance hereunder as is needed to cause such Projects to be released from the applicable Liens to repay that portion of the Indebtedness secured thereby required to be repaid under the applicable "pay off" letters delivered to the Administrative Agent pursuant to Section 5.1 hereof.

(b)               If, after the Agreement Execution Date, Borrower desires that the Lenders include any additional Projects as Qualifying Unencumbered Projects Borrower shall so notify the Agent in writing.  No Property will be evaluated by the Lenders unless it is an Eligible Unencumbered Project and unless and until the Borrower delivers to the Agent the following, in form and substance satisfactory to the Agent:

(i)                  a description of such Project , such description to include the age, location, size and occupancy rate of such Project ;

(ii)                a certificate of  Borrower certifying that insurance of the type required hereunder is in effect with respect to such Project and that, to the best of Borrower's knowledge, there are no material environmental concerns with respect to such Project; and

(iii)               such other information, including operating statements and site plans, that the Agent may reasonably request in order to evaluate such Project.

(c)                If, after receipt and review of the foregoing, unless Agent has reasonably determined that the additional Project does not satisfy the requirements to be an Eligible Unencumbered Project, the Agent will notify the Borrower and each Lender within five (5) Business Days after receipt of all of the above items that it is prepared to proceed with the acceptance of such Project as an Unencumbered Project.  If the Agent has determined that the additional Project does not satisfy the requirements to be an Eligible Unencumbered Project and therefore that addition of such Property as a Qualifying Unencumbered Project requires Requisite Lender approval, the Agent shall so notify the Borrower and the Lenders and shall forward to the Lenders all documents and information submitted by Borrower with respect to such additional Project. In such event each Lender shall notify the Agent whether it approves of the designation of such Project as a Qualifying Unencumbered Project, notwithstanding such non-compliance, within ten (10) Business Days of receipt of such notice and all such documents and information.  If a Lender shall fail to so notify the Agent, then such Lender shall be deemed to have approved of such Project.  Upon approval of such Project by the Agent, or, if required, by Requisite Lenders, and upon execution and delivery of all of the documents required to be provided under Section 3.2, such Project shall become a Qualifying Unencumbered Project .

3.2               Conditions Precedent to a Project Becoming a Qualifying Unencumbered Project

.  No Property shall become a Qualifying Unencumbered Project until the Agent, or, if required, the Requisite Lenders, shall have approved of such Project as provided in Section 3.1, and Borrower shall have caused to be executed and delivered to the Agent the following instruments, documents and agreements in respect of such Property, each to be in form and substance reasonably satisfactory to the Agent:

(a)                if such Project is owned by a Subsidiary that is not already a Subsidiary Guarantor, a joinder agreement with respect to the Subsidiary Guaranty in the form attached thereto as Exhibit A executed by such Subsidiary and all of the items that would have been required to be delivered to the Agent under Sections 5.1(b) through (f) had such Subsidiary been a Loan Party on the Effective Date;

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(b)               a Compliance Certificate calculated after giving effect to the inclusion of such Project as a Qualifying Unencumbered Project; and

(c)                such other due diligence materials, instruments, documents, certificates, and opinions as the Agent may reasonably request.

3.3               Release of Subsidiary Guarantors and Qualifying Unencumbered Projects

.  From time to time Borrower may request, upon not less than two (2) Business Days prior written notice to the Agent, that the Subsidiary owning a Qualifying Unencumbered Project be released from the Guaranty, or that any Qualifying Unencumbered Project be released from such status in whole or in part, which release (the "Release") shall be effected by the Agent if all of the following conditions are satisfied as of the date of such Release:

(a)                Borrower shall have delivered a Compliance Certificate showing pro forma compliance with the covenants set forth in Section 10.1 after giving effect to such Release; and

(b)               If after giving effect to such Release (and taking into account any concurrent addition of a new Qualifying Unencumbered Project pursuant to Section 3.1), the resulting reduction in the Unencumbered Real Property Value and Unencumbered Real Property Adjusted NOI would cause a breach of either Section 7.20(c) or Section 7.20(d), Borrower shall have repaid such Advances, if any, as may be required to reduce the outstanding Advances to the maximum amount of Advances that can be outstanding without creating such a breach of Section 7.20(c) or Section 7.20(d).

            In connection with a Release, Borrower shall deliver to the Agent a certificate from Borrower's chief executive officer or chief financial officer regarding the matters referred to in the immediately preceding clauses (a) and (b).  Notwithstanding the foregoing, the Agent shall not be obligated to release any such Subsidiary from the Subsidiary Guaranty if (i) such Subsidiary owns any other Qualifying Unencumbered Projects that are not being so released from such status or (ii) a Default or Unmatured Default has occurred and is then continuing.

ARTICLE IV

 CHANGE IN CIRCUMSTANCES

4.1               Yield Protection

.  If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)                  subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its LIBOR Rate Loans, or

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(ii)                imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than the Reserve Requirement and any other reserves and assessments taken into account in determining the interest rate applicable to LIBOR Rate Advances), or

(iii)               imposes any other condition the direct result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its LIBOR Rate Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation  in connection with its LIBOR Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of LIBOR Rate Loans, by a material amount.

and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, as the case may be, of making or maintaining its LIBOR Rate Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such LIBOR Rate Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

4.2               Changes in Capital Adequacy Regulations

.  If a Lender in good faith determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender  is increased as a result of a Change (as hereinafter defined), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender in good faith determines is attributable to this Agreement, its outstanding credit exposure hereunder or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy).  "Change" means (i) any change after the date of this Agreement in the Risk‑Based Capital Guidelines (as hereinafter defined) or (ii) any adoption of or change in any other law, governmental or quasi‑governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender.  "Risk‑Based Capital Guidelines" means (i) the risk‑based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

4.3               Availability of Types of Advances

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.  If any Lender in good faith determines that maintenance of any of its LIBOR Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall, with written notice to Borrower, suspend the availability of the affected Type of Advance and require any LIBOR Rate Advances of the affected Type to be repaid; or if the Required Lenders in good faith determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Rate Advances are not available, the Administrative Agent shall, with written notice to Borrower, suspend the availability of the affected Type of Advance with respect to any LIBOR Rate Advances made after the date of any such determination, or (ii) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a LIBOR Rate Advance of such Type, then, if for any reason whatsoever the provisions of Section 4.1 are inapplicable, the Administrative Agent shall, with written notice to Borrower, suspend the availability of the affected Type of Advance with respect to any LIBOR Rate Advances made after the date of any such determination.  If the Borrower is required to so repay a LIBOR Rate Advance, the Borrower may concurrently with such repayment borrow from the Lenders, in the amount of such repayment, a Loan bearing interest at the Floating Rate.

4.4               Funding Indemnification.

If any payment of a ratable LIBOR Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a ratable LIBOR Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders or as a result of unavailability pursuant to Section 4.3, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost (incurred or expected to be incurred) in liquidating or employing deposits acquired to fund or maintain the ratable LIBOR Rate Advance and shall pay all such losses or costs within fifteen (15) days after written demand therefor.

4.5               Taxes

.

(a)                All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(b)               In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

(c)                The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 4.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 4.6.

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(d)               Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the Agreement Execution Date, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax.  Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent.  All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(e)                For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 4.5 with respect to Taxes imposed by the United States.

(f)                 Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate following receipt of such documentation.

(g)                If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent).  The obligations of the Lenders under this Section 4.5(g) shall survive the payment of the Obligations and termination of this Agreement and any such Lender obligated to indemnify the Administrative Agent shall not be entitled to indemnification from the Borrower with respect to such amounts, whether pursuant to this Article or otherwise, except to the extent the Borrower participated in the actions giving rise to such liability.

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4.6               Lender Statements; Survival of Indemnity

.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Rate Loans to reduce any liability of the Borrower to such Lender under Sections 4.1, 4.2 and 4.4 or to avoid the unavailability of LIBOR Rate Advances under Section 4.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Sections 4.1, 4.2, or 4.4.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a LIBOR Rate Loan shall be calculated as though each Lender funded its LIBOR Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement.  The obligations of the Borrower under Sections 4.1, 4.2, or 4.4 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE V

 CONDITIONS PRECEDENT

5.1               Initial Advance.

 The Lenders shall not be required to make the initial Advance hereunder unless (i) the Borrower shall, prior to or concurrently with such initial Advance, have paid all fees due and payable to the Lenders and the Administrative Agent hereunder, and (ii) the Borrower shall have furnished to the Administrative Agent, with sufficient copies for the Lenders, the following:

(a)                The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders, and this Agreement;

(b)               Certificates of good standing for each Loan Party from its state of organization, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date;

(c)                Copies of the formation documents (including code of regulations, if appropriate) of each Loan Party, certified by an officer of the Borrower, together with all amendments thereto;

(d)               Incumbency certificates, executed by officers of the Borrower, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of such parties, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(e)                Copies, certified by a Secretary or an Assistant Secretary, of the Borrower's resolutions (and resolutions of the other Loan Parties, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Advances provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Loan Parties;

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(f)                 A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit E hereto or such other form as the Administrative Agent may reasonably approve;

(g)                A closing certificate, signed by an Authorized Officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing, there has been no Material Adverse Effect nor any current or pending litigation that may result in a Material Adverse Effect other than as previously disclosed in writing to the Administrative Agent, and that all representations and warranties of the Borrower are true and correct in all material respects as of the initial Borrowing Date provided that such certificate is in fact true and correct;

(h)                The most recent financial statements of the Borrower;

(i)                  UCC financing statement, judgment, and tax lien searches with respect to the Borrower from the state of its organization and the state in which its principal place of business is located;

(j)                 Written money transfer instructions, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

(k)               A Compliance Certificate in the form of Exhibit B, utilizing the covenants established herein and executed by the Vice President and General Counsel, the Borrower's chief financial officer or chief executive officer;

(l)                  "Pay off" letters from the applicable lenders stating the amounts needed to be repaid to obtain the release of their Liens on the two initial Qualifying Unencumbered Projects described in Section 3.1 hereof:

(m)              Evidence that all reasonable costs related to the initial Advance, including reasonable legal fees, have been or will be paid and that all upfront fees due to each of the Lenders under the terms of their respective commitment letters have been paid or will be paid out of the proceeds of the initial Advance hereunder; and

(n)                Completion of any other documentation the Administrative Agent or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

5.2               Each Advance.

The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

(i)                  There exists no Default or Unmatured Default;

(ii)                The representations and warranties contained in Article VI are true and correct in all material respects as of such Borrowing Date with respect to the Loan Parties in existence on such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date; and

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(iii)               All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice with respect to each Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(i) and (ii) have been satisfied.  Any Lender may require a duly completed Compliance Certificate in substantially the same form of the Certificate attached as Exhibit  B.

ARTICLE VI

 REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

6.1               Existence.

Borrower is a corporation duly organized and validly existing under the laws of the State of Ohio, with its principal place of business in Richmond Heights, Ohio and is duly qualified as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect.  Each of Borrower's Subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect.

6.2               Authorization and Validity.

Each Loan Party has the corporate, limited partnership, or limited liability company power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder.  The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents constitute legal, valid and binding obligations of each Loan Party enforceable against each Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

6.3               No Conflict; Government Consent

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.  Neither the execution and delivery by the Loan Parties of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, any of Borrower's Subsidiaries, or either of their articles of incorporation, operating agreements, partnership agreement, or by-laws, or the provisions of any indenture, instrument or agreement to which the Borrower or any of Borrower's Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the filing of a copy of this Agreement.

6.4               Financial Statements; Material Adverse Effect

.  All consolidated financial statements of the Loan Parties heretofore or hereafter delivered to the Lenders were prepared in accordance with GAAP in effect on the date of such statements and fairly present in all material respects the consolidated financial condition and operations of the Consolidated Group at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end adjustments.  From the date of the most recent financial statements delivered to the Lenders through the Agreement Execution Date, there was no change in the business, properties, or condition (financial or otherwise) of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

6.5               Taxes

. The Loan Parties have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, and except any non‑compliance which does not have a Material Adverse Effect.  No tax liens have been filed with respect to such taxes, except for ad valorem real estate tax contests in the ordinary course of Borrower's business not having a Material Adverse Effect.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

6.6               Litigation and Guarantee Obligations

.  Except as set forth on Schedule 6.6 hereto or as set forth in written notice to the Administrative Agent from time to time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their executive officers, threatened against or affecting the Loan Parties which could reasonably be expected to have a Material Adverse Effect.

6.7               Subsidiaries

.  Schedule 6.7 hereto contains, an accurate list of all Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation or formation and the percentage of their respective capital stock or partnership or membership interest owned by the Borrower or other Subsidiaries.  All of the issued and outstanding shares of capital stock of such Subsidiaries that are corporations have been duly authorized and issued and are fully paid and non-assessable.

6.8               ERISA.

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            The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000.  Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate.  Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

            None of the assets of the Borrower or any Subsidiary constitute "plan assets" within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.  The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Code.

6.9               Accuracy of Information.

To the best of Borrower's knowledge, no information, exhibit or report furnished by the Loan Parties to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

6.10            Regulation U

.  The Borrower has not used the proceeds of any Advance to buy or carry any margin stock (as defined in Regulation U) in violation of the terms of this Agreement.

6.11            Material Agreements

.  Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder.

6.12            Compliance With Laws.

Except as set forth in Schedule 6.6, Borrower is in compliance in all material aspects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect.  The Loan Parties have not received any uncured written notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

6.13            Ownership of Projects.

Except as set forth on Schedule 6.13 hereto, on the date of this Agreement, the Borrower or its Subsidiaries will, respectively, have good and marketable title, free of all Liens other than Permitted Liens, respectively, to all of the Projects reflected in the financial statements as owned by it.

6.14            Investment Company Act.

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Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

6.15            Solvency.

(a)                Immediately after the Agreement Execution Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(b)               The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

6.16            Insurance.

 The Loan Parties carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where the Borrower and its Subsidiaries operate.

6.17            REIT Status

.  Borrower is qualified as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Borrower as a real estate investment trust.

6.18            Title to Property

.  The execution, delivery or performance of the Loan Documents required to be delivered by the Borrower hereunder will not result in the creation of any Lien on the Projects of the Consolidated Group.  No consent to the transactions contemplated hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party except as has been delivered to the Lenders.

6.19            Environmental Matters

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.  Each of the following representations and warranties is true and correct on and as of the Agreement Execution Date except as disclosed on Schedule 6.19 attached hereto and to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a)                To the best knowledge of the Borrower, all Projects owned by the Borrower and/or its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws.

(b)               Neither the Borrower nor any of its Subsidiaries has received any uncured, written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws from any Governmental Authority with regard to any of the Projects, nor does the Borrower have knowledge or reason to believe that any such written notice is being threatened.

(c)                To the best knowledge of the Borrower, Materials of Environmental Concern are not transported or disposed of from the Projects of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws, nor are any Materials of Environmental Concern being generated, treated, stored or disposed of at, on or under any of the Projects of the Borrower and its Subsidiaries in violation of, or in a manner that could give rise to liability of the Borrower or any Subsidiary under, any applicable Environmental Laws.

(d)               No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the Borrower's knowledge, will be named as a party with respect to the Projects of the Borrower and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of the Borrower and its Subsidiaries.

(e)                To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of the Borrower and its Subsidiaries, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.20            Office of Foreign Asset Control

.  Borrower and any Subsidiary Guarantor are not (and will not be) a person with whom any Lender is restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury of the United States of America (including, those Persons named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not knowingly engage in any dealings or transactions or otherwise be associated with such persons.  In addition, Borrower hereby agrees to provide to any Lender with any additional information that any Lender deems necessary from time to time in order to ensure compliance with all applicable Laws concerning money laundering and similar activities.

6.21            Subsidiary Guaranty

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.           Borrower shall cause each Subsidiary Guarantor listed on Schedule 3.1, as amended from time to time, to execute and deliver to the Administrative Agent the Subsidiary Guaranty.  Borrower shall cause each Subsidiary which hereafter owns a Qualifying Unencumbered Project to execute and deliver to the Administrative Agent a joinder in the Subsidiary Guaranty in the form of Exhibit A attached to the form of Subsidiary Guaranty.  Borrower covenants and agrees that each Subsidiary which it shall cause to execute the Subsidiary Guaranty shall be fully authorized to do so by its supporting organizational and authority documents and shall be in good standing in its state of organization and shall have obtained any necessary foreign qualifications required to conduct its business.

6.22            Intellectual Property

.  To the best knowledge of Borrower, Borrower and each Subsidiary of Borrower owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, "Intellectual Property") necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict as of the Agreement Date with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person.  To the best knowledge of Borrower, Borrower and each other Subsidiary have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property.

ARTICLE VII

 COVENANTS

During the term of this Agreement the following shall apply, unless the Required Lenders shall otherwise consent in writing:

7.1               Financial Reporting.

Borrower will maintain a system of accounting established and administered in accordance with GAAP, and will furnish to the Administrative Agent and the Lenders:

(a)                As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, other than the fourth quarter, an unaudited consolidated balance sheet as of the close of each such fiscal quarter and the related unaudited consolidated statements of income, retained earnings, and cash flows for each such quarter and for such quarter and the preceding quarters of the current fiscal year, on an aggregate basis, setting forth in each case in comparative form the figures for the corresponding period during the previous fiscal year, all certified by the Borrower's chief financial officer or chief accounting officer as being true and correct in all material respects to such officer's knowledge;

(b)               As soon as available, but in any event not later than 90 days after the close of each fiscal year, audited financial statements, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, without a "going concern" or like qualification or exception, prepared by independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent and Lenders (PriceWaterhouse Coopers and the other big four firms are pre-approved);

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(c)                Together with the quarterly and annual financial statements required hereunder, a compliance certificate, in substantially the form of Exhibit B attached hereto (a "Compliance Certificate") signed by the Borrower's chief financial officer or chief executive officer showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to such officer's knowledge, no Default or Unmatured Default exists, or if, to such officer's knowledge, any Default or Unmatured Default exists, stating the nature and status thereof;

(d)               As soon as possible and in any event within 10 days after a responsible officer of the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(e)                As soon as possible and in any event within 10 days after receipt by an executive officer of the Borrower, a copy of (i) any notice or claim from any Governmental Authority to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any Material of Environmental Concern into the environment, (ii) any notice of litigation or alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which would have a Material Adverse Effect, (iii) any notice of any Lien on any Qualifying Unencumbered Project (other than Permitted Liens) or any Lien on any other Project (other than Permitted Liens) that would reasonably be expected to have a Material Adverse Effect, (iv) any notice of default on Recourse Indebtedness and or on any Non-Recourse Indebtedness that exceeds $25,000,000, (v) any notice of default on interest rate hedge agreements, and (vi) any other default under any obligations of any Loan Party would reasonably be expected to have a Material Adverse Effect;

(f)                 Prior to the incurrence of any Defeasance Costs in connection with the defeasance or prepayment of Indebtedness in excess of [$5,000,000], a written notice (to be delivered to the Administrative Agent only) identifying such Indebtedness and the expected date of defeasance or prepayment and containing an estimate of the types and amounts of Defeasance Costs reasonably anticipated to be incurred in connection with such defeasance or prepayment;

(g)                Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished; and

(h)                Except for non-public material information and information that is privileged pursuant to the attorney-client and/or work product privileges, such other information (including, without limitation, financial and non-financial information and a listing of capital expenditures, a rent roll, and such other information on any Project) as the Administrative Agent or any Lender may from time to time reasonably request.

7.2               Use of Proceeds

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.  The Borrower may use the proceeds of the Advances to refinance existing Indebtedness, to provide working capital, to support ongoing Projects, to repurchase outstanding Capital Stock of Borrower and to acquire additional Projects.  The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any "margin stock" (as defined in Regulation U) if such usage could constitute a violation of Regulation U by any Lender, (ii) to fund any purchase of, or offer for, a controlling portion of the Capital Stock of any Person, unless the board of directors or other manager of such Person has consented to such offer, or (iii) to make any Acquisition other than a Permitted Acquisition.

7.3               Notice of Default

.  The Borrower will give, and will cause each of its Subsidiaries to give, prompt notice in writing to the Administrative Agent and the Lenders of the occurrence of any Default or Unmatured Default.

7.4               Conduct of Business

.  The Borrower will do, and will cause each of its Subsidiaries (other than those whose businesses have been discontinued) to do all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, limited liability company general partnership or limited partnership, as the case may be, in its jurisdiction of incorporation/formation (except with respect to permitted mergers and Permitted Acquisitions) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, neither the Borrower nor its Subsidiaries may undertake any business other than the acquisition, development, ownership, management, operation and leasing of multifamily residential properties, and ancillary businesses specifically related to such types of properties, including without limitation its third party management, investment advisory, and painting businesses.

7.5               Taxes

.  The Borrower will pay, and will cause each of its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Properties, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside, if and to the extent deemed reasonably necessary by Borrower.

7.6               Insurance.

The Borrower will, and will cause each of its Subsidiaries to, maintain insurance which is consistent with the representation contained in Section 6.16 on all their Properties and the Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried.

7.7               Compliance with Laws

.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect, if and to the extent deemed reasonably necessary by Borrower.

7.8               Maintenance of Properties and Equipment

.  The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their respective Properties and equipment in good repair, working order and condition, ordinary wear and tear excepted.

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7.9               Inspection

.  The Borrower will, and will cause each of its Subsidiaries to, permit the Lenders upon reasonable notice and during normal business hours and subject to rights of tenants, by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with executive officers thereof, and to be advised as to the same by, except for non-public material information and information that is privileged pursuant to the attorney-client and/or work product privileges, their respective officers at such reasonable times and intervals as the Lenders may designate.

7.10            Maintenance of Status

.  The Borrower shall at all times  maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status.

7.11            Dividends

.  The Borrower and its Subsidiaries shall be permitted to declare and pay dividends on their Capital Stock from time to time, provided, however, that in no event shall the Borrower declare or pay dividends on its Capital Stock (other than Preferred Dividends) or make distributions with respect thereto (other than Preferred Dividends), if such dividends and distributions paid with respect to the most recent four (4) consecutive full fiscal quarters for which financial results are available, in the aggregate for such period, would exceed 95% of Adjusted Funds From Operations of the Borrower for such period.  Notwithstanding the foregoing, the Borrower shall be permitted at all times to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust.

7.12            No Change in Control

.  The Borrower will not consent to a Change in Control.

7.13            Non-Real Estate Investments

.  Borrower shall not make any acquisition of non-real estate related assets or service companies without the Administrative Agent's approval.  Purchases of computers, automobiles, furniture, office equipment and similar fixed assets used in the normal course of business are permitted.

7.14            Major Transactions

.  Neither Borrower nor any other member of the Consolidated Group, without the prior written approval of the Administrative Agent, will either (i) acquire in a single transaction real estate assets which have a value in excess of 20% of the then-current Total Asset Value or (ii) dispose of in a single transaction real estate assets which comprise 10% or more of the then-current Total Asset Value.

7.15            Acquisitions and Investments

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.  The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or become a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(a)                Cash and Cash Equivalents;

(b)               Investments in Projects, Real Property Under Development, Undeveloped Land and First Mortgage Receivables, subject to the limits established in Section 7.22;

(c)                Investments in existing Subsidiaries, Investments in Subsidiaries formed for the purpose of developing or acquiring Projects, and Investments in joint ventures and partnerships engaged solely in the business of purchasing, developing, owning, operating, leasing and managing Projects;

(d)               transactions permitted pursuant to Section 7.23;

(e)                Acquisitions of Persons whose primary operations consist of the ownership, development, operation and management of multifamily residential properties; and

(f)                 Rate Management Transactions related to hedging interest rates with respect to the Consolidated Outstanding Indebtedness or the Indebtedness of Investment Affiliates.

provided that, after giving effect to such Acquisitions and Investments, Borrower continues to comply with all its covenants herein.  Acquisitions permitted pursuant to this Section 7.15 shall be deemed to be "Permitted Acquisitions".

7.16            Liens

.  The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(a)                Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books, if and to the extent deemed reasonably necessary by Borrower;

(b)               Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations which are being or will timely be contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books, if and to the extent deemed reasonably necessary by Borrower;

(c)                Liens arising out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(d)               Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not materially and adversely interfere with the use thereof in the business of the Borrower or its Subsidiaries;

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(e)                Liens on Projects to secure any Indebtedness to the extent such Liens will not result in a Default in any of Borrower's covenants herein.

Liens permitted pursuant to this Section 7.16 shall be deemed to be "Permitted Liens".

7.17            Affiliates

.  The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate which is not a member of the Consolidated Group except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

7.18            Recourse Secured Indebtedness

.  Borrower will not allow, or permit any member of the Consolidated Group to allow, the aggregate outstanding principal amount of Secured Indebtedness of the Consolidated Group which is also Recourse Indebtedness to exceed $60,000,000 at any time.  The amount of the Consolidated Group's Secured Indebtedness which is Non-Recourse Indebtedness shall be limited only by Section 7.20(a) and Section 7.20(b).

7.19            Minimum Consolidated Tangible Net Worth.

Borrower shall not permit Consolidated Tangible Net Worth to be less than $334,938,331 plus eighty-five percent (85%) of the Net Proceeds of any Equity Issuance received after the Agreement Execution Date.

7.20            Indebtedness and Cash Flow Covenants

.  The Borrower shall not permit:

(a)                The ratio of Consolidated Outstanding Indebtedness to Total Asset Value to be greater than 0.65:1 at the end of any fiscal quarter;

(b)               The ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges to be less than (i) 1.20:1 as of the end of any fiscal quarter ending on or prior to March 31, 2008, (ii) 1.30:1 as of the end of any fiscal quarter ending after March 31, 2008 and on or prior to March 31, 2009, and (iii) 1.40:1 as of the end of any fiscal quarter ending after March 31, 2009;

(c)                The ratio of Unencumbered Real Property Value to Consolidated Unsecured Indebtedness to be less than 2.00:1 at any time; and

(d)               The ratio of Unencumbered Real Property Adjusted NOI to Consolidated Interest Expense on Consolidated Unsecured Indebtedness as of the end of any fiscal quarter to be less than 2.40:1.

7.21            Environmental Matters

.  Borrower and its Subsidiaries shall:

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(a)                Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect; provided that in no event shall the Borrower or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants (i) at Projects owned by the Borrower or its Subsidiaries as of the date hereof, or (ii) at Projects hereafter acquired by the Borrower or its Subsidiaries as of the date of such acquisition, to add provisions to such effect.

(b)               Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

(c)                Defend, indemnify and hold harmless Administrative Agent and each Lender, and their respective officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

(d)               Defend each such indemnified party by counsel selected by Borrower, subject to the reasonable approval of the indemnified party, promptly after notice of any claims made against an indemnified party hereunder.

7.22            Permitted Investments

.

(a)                The Borrower's Investment in Real Property Under Development (with each asset valued in accordance with GAAP at cost, as incurred through the reporting date for construction in progress in the most recent quarter of the Consolidated Group for which financial results have been reported) shall not at any time exceed ten percent (10%) of Total Asset Value.

(b)               The Borrower's Investment in Undeveloped Land shall not at any time exceed five percent (5%) of Total Asset Value.

(c)                The Borrower's Investment in First Mortgage Receivables (with each asset valued at the lower of its acquisition cost and its fair market value) shall not at any time exceed five percent (5%) of Total Asset Value.

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(d)               The Borrower's aggregate Investment in Investment Affiliates (valued at the greater of the cash investment in that entity by the Borrower or the portion of Total Asset Value attributable to such entity or its assets as the case may be) shall not at any time exceed ten percent (10%) of Total Asset Value.

(e)                The aggregate Investment of the Borrower in the above items (a)-(d), in the aggregate and after eliminating any duplication of Investments included in more than one of such items, shall not at any time exceed twenty-five percent (25%) of Total Asset Value.

7.23            Additional Unsecured Indebtedness.

Neither Borrower nor any other member of the Consolidated Group shall incur any Indebtedness of a revolving nature other than this Facility.  Neither Borrower nor any other member of the Consolidated Group shall incur any other non-revolving unsecured Indebtedness other than Indebtedness which does not cause any violation of the provisions of Section 7.20(c) or Section 7.20(d).  Future trust preferred issuances will be permitted only to the extent they are expressly subordinate to this Facility.  The Administrative Agent and its counsel have determined an intercreditor agreement is not required to confirm such subordination of Borrower's existing trust preferred Indebtedness.

7.24            Limits on Ownership Encumbrances.

The Borrower will not allow, or permit any member of the Consolidated Group to allow, its direct or indirect ownership interests in any other member of the Consolidated Group or any Investment Affiliate to be encumbered to secure any Indebtedness, other than "mezzanine" Indebtedness of a member of the Consolidated Group provided that such "mezzanine" Indebtedness is either (A) Non-Recourse Indebtedness incurred for the purpose of financing the construction and development of  a new Project  not to exceed $10,000,000, when aggregated with all other construction and development "mezzanine" Indebtedness then outstanding or committed, so long as such Indebtedness is not cross-collateralized or cross-defaulted with other Indebtedness of any member of the Consolidated Group or (B) created in connection with Indebtedness of a direct or indirect Wholly-Owned Subsidiary of such member secured by a mortgage or deed of trust on such Wholly-Owned Subsidiary's real Property and initially held by the lender under such secured Indebtedness or an Affiliate thereof.

ARTICLE VIII

 DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

8.1               Nonpayment of any principal payment due hereunder or under any Note when due.

8.2               Nonpayment of interest upon any Note or of any fee or other payment Obligations under any of the Loan Documents within five (5) Business Days after written notice from Administrative Agent that the same has become due.

8.3               The breach of any of the terms or provisions of Sections 7.2, 7.10, 7.11, 7.12, 7.18, 7.19, 7.20, 7.22, 7.23, and 7.24.

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8.4               Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, or any material certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made, unless such matter is corrected within thirty (30) days after written notice of such material falsity.

8.5               The breach by the Borrower (other than a breach which constitutes a Default under Section 8.1, 8.2, 8.3 or 8.4) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice to Borrower from the Administrative Agent or any Lender.

8.6               The default by the Borrower or any other member of the Consolidated Group or any Investment Affiliate in the payment of any amount due under, or the performance of any term, provision or condition contained in, any agreement with respect to (A) any Recourse Indebtedness of the Borrower or any other member of the Consolidated Group, or (B) any Non-Recourse Indebtedness of the Borrower or any other member of the Consolidated Group or any Investment Affiliate having an outstanding principal balance in excess of $25,000,000 in the aggregate (collectively, "Material Indebtedness") or any other event shall occur or condition exist, which causes or permits any such Material Indebtedness to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

8.7               Borrower or any member of the Borrower shall voluntarily (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 8.7, (vi) fail to contest in good faith any appointment or proceeding described in Section 8.8 or (vii) admit in writing its inability to pay its debts generally as they become due.

8.8               A receiver, trustee, examiner, liquidator or similar official shall be appointed for any member of the Consolidated Group or for any Substantial Portion of the Property of any member of the Consolidated Group (other than a receiver in connection with the foreclosure of any Secured Indebtedness having an outstanding principal balance of $25,000,000 or less) or a proceeding described in Section 8.7(iv) shall be instituted against any member of the Consolidated Group and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

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8.9               Any member of the Consolidated Group shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against Borrower, would exceed $10,000,000 in the aggregate in excess of any insurance proceeds available to pay such judgments or orders, which have not been stayed on appeal or otherwise appropriately contested in good faith.

8.10            Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), material environmental problems at Properties owned by the Borrower or any of its Subsidiaries or Investment Affiliates if the reasonably estimated costs of remediation are in excess of $10,000,000 in the aggregate.

8.11            The occurrence of any "Default" as defined in any Loan Document or the breach of any of the terms, covenants, or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

8.12

8.13            The Borrower, without obtaining consent of the Required Lenders, shall enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or substantially all of their Properties, unless (a) in the case of a merger or consolidation the Borrower is the surviving entity in such merger or consolidation and (b) after giving effect to the merger, the Borrower remains in compliance with the terms of the Credit Agreement, provided that any such action shall not constitute a Default unless the Borrower shall fail to reverse such action within sixty (60) days after written notice from the Administrative Agent that such action constitutes a Default hereunder.

ARTICLE IX

 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

9.1               Acceleration

.  If any Default described in Section 8.7 or 8.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans and hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender.  If any other Default occurs, so long as a Default exists Lenders shall have no obligation to make any Loans and the Required Lenders, at any time prior to the date that such Default has been fully cured, may permanently terminate the obligations of the Lenders to make Loans hereunder and declare the Obligations to be due and payable, or both, whereupon if the Required Lenders elected to accelerate (i) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) if any automatic or optional acceleration has occurred, the Administrative Agent, as directed by the Required Lenders (or if no such direction is given within 30 days after a request for direction, as the Administrative Agent deems in the best interests of the Lenders, in its sole discretion), shall use its good faith efforts to collect, including without limitation, by filing and diligently pursuing judicial action, all amounts owed by the Borrower and any Subsidiary Guarantor under the Loan Documents.

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In addition to the foregoing, following the occurrence of a Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Administrative Agent the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto.  The Borrower shall have no control over funds in the Letter of Credit Collateral Account and shall not be entitled to receive any interest thereon.  Such funds shall be promptly applied by the Administrative Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Facility Letters of Credit and associated issuance costs and fees.  Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

If, within 10 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 8.7 or 8.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, all of the Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

9.2               Amendments

.  Subject to the provisions of this Article VIII the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement or waiver shall, without the consent of all Lenders:

(a)                Extend the Facility Termination Date (except as provided in Section 2.22), or forgive all or any portion of the principal amount of any Loan or accrued interest thereon or the Commitment Fee, reduce the Applicable Margins (or modify any definition herein which would have the effect of reducing the Applicable Margins) or the interest rate or underlying interest rate options or extend the time of payment of any such principal, interest or facility fees.

(b)               Modify Section 7.20(c) or Section 7.20(d) or diminish any of the requirements for a Project to qualify as a Qualifying Unencumbered Project (or modify any other definitions herein which would have the effect of diminishing such requirements).

(c)                Change the definition of Required Lenders.

(d)               Increase the Aggregate Commitment.

(e)                Permit the Borrower to assign its rights under this Agreement.

(f)                 Amend Sections 9.1, 9.2, or 12.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

9.3               Preservation of Rights

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.  No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

9.4               Insolvency of Borrower

.  In the event of the insolvency of the Borrower, the Lenders shall have no obligation to make further disbursements of the Facility, and the outstanding principal balance of the Facility, including accrued and unpaid interest thereon, shall be immediately due and payable.

ARTICLE X

 GENERAL PROVISIONS

10.1            Survival of Representations

.  All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

10.2            Governmental Regulation.

Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

10.3            No Plan Assets.    None of the funds to be advanced by the Lenders under this Agreement will constitute "plan assets" within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.

10.4            Headings

.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

10.5            Entire Agreement

.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

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10.6            Several Obligations; Benefits of this Agreement

.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

10.7            Expenses; Indemnification

.  The Borrower shall reimburse the Administrative Agent for any reasonable costs and actual documented (reasonable evidence shall be provided for any expense over $500) out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and fees and reasonable expenses for attorneys for the Administrative Agent, which attorneys may not be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the amendment, modification, and enforcement of the Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent and the Lenders for any reasonable costs, external charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for the Administrative Agent and the Lenders, which attorneys may not be employees of the Administrative Agent or the Lenders) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout).  The Borrower further agrees to indemnify the Administrative Agent, each Lender and their Affiliates, and their directors and officers against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable fees and reasonable expenses for attorneys of the indemnified parties, all reasonable expenses of litigation or preparation therefor whether or not the Administrative Agent, or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  The obligations of the Borrower under this Section shall survive the termination of this Agreement.  Defense of any such indemnified party shall be provided by counsel selected by Borrower, subject to the reasonable approval of the indemnified party, promptly after notice to Borrower of the indemnified claims.

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10.8            Electronic Document Deliveries. Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites  to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender (or the Issuing Bank) pursuant to Article II and (B) the Lender has not notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications.   The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications.  Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of  9:00 a.m. on the opening of business on the next business day for the recipient.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificate to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  Except for the Compliance Certificate Provision,  the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.  Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

10.9            Accounting.

Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

10.10        Severability of Provisions

.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

10.11        Nonliability of Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, shall be solely that of borrower and lender.  Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower.  Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

10.12        CHOICE OF LAW

.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF OHIO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

10.13        CONSENT TO JURISDICTION

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.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OHIO STATE COURT SITTING IN CLEVELAND IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CLEVELAND, OHIO.

10.14        WAIVER OF JURY TRIAL

.  THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

ARTICLE XI

 THE ADMINISTRATIVE AGENT

11.1            Appointment

.  National City Bank, is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender.  The Administrative Agent agrees to act as such upon the express conditions contained in this Article X.  Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Ohio Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

11.2            Powers

.  The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

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11.3            General Immunity

.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct; or (ii) any determination by the Administrative Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a "highly leveraged transaction".

11.4            No Responsibility for Loans, Recitals, etc.

 Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (v) the value, sufficiency, creation, perfection, or priority of any interest in any collateral security; or (vi) the financial condition of the Borrower or any Subsidiary Guarantor.  Except as otherwise specifically provided herein, the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

11.5            Action on Instructions of Lenders

.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the required percentage of the Lenders needed to take such action or refrain from taking such action, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

11.6            Employment of Agents and Counsel

.  The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

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11.7            Reliance on Documents; Counsel

.  The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

11.8            Administrative Agent's Reimbursement and Indemnification

.  The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct or a breach of the Administrative Agent's express obligations and undertakings to the Lenders.  The obligations of the Lenders and the Administrative Agent under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.

11.9            Rights as a Lender

.  In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

11.10        Lender Credit Decision

.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

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11.11        Successor Administrative Agent

.  Except as otherwise provided below, National City Bank shall at all times serve as the Administrative Agent during the term of this Facility.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent.  If the Administrative Agent has been grossly negligent in the performance of its obligations hereunder, the Administrative Agent may be removed at any time by written notice received by the Administrative Agent from all other Lenders, such removal to be effective on the date specified by the other Lenders.  Upon any such resignation or removal, the Required Lenders, with the reasonable approval of the Borrower (as long as no Default has occurred and is then continuing), shall appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent shall appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder.  No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment.  Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent.  Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

11.12        Notice of Defaults

.  If a Lender becomes aware of a Default or Unmatured Default, such Lender shall notify the Administrative Agent of such fact provided that the failure to give such notice shall not create liability on the part of a Lender.  Upon receipt of such notice that a Default or Unmatured Default has occurred, the Administrative Agent shall promptly notify each of the Lenders of such fact.

11.13        Requests for Approval

.  If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten (10) Business Days (or sooner if such notice specifies a shorter period for responses based on Administrative Agent's good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent.  If the Lender does not so respond, that Lender shall be deemed to have approved the request.

11.14        Defaulting Lenders

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.  At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders, each affected Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender, except that the amount of the Commitment of the Defaulting Lender may not be changed without its consent.  If a Defaulting Lender has failed to fund its pro rata share of any Advance and until such time as such Defaulting Lender subsequently funds its pro rata share of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its pro rata share (such principal, interest and fees being referred to as "Senior Loans" for the purposes of this section).  All amounts paid by Borrower or the Subsidiary Guarantors and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective pro rata shares (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full provided, however, in no event will any such distribution to the other Lenders give rise to any liability of the Borrower to the Defaulting Lender.  After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this Section 11.14.  This provision governs only the relationship among the Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement.  The provisions of this section shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders or all Lenders.

ARTICLE XII

 SETOFF; RATABLE PAYMENTS

12.1            Setoff

.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, or any Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any of its Affiliates to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender at any time prior to the date that such Default has been fully cured, whether or not the Obligations, or any part hereof, shall then be due, provided that no Lender shall take such an offset if such action could reasonably be deemed to constitute an election of remedies under this Agreement that would in any way limit or impair any of the other rights and remedies of the Administrative Agent and other Lenders hereunder with respect to such Default.

12.2            Ratable Payments

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.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 4.1, 4.2, 4.4 or 4.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XIII

 BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1            Successors and Assigns

.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective permitted successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3.  The parties to this Agreement acknowledge that clause (ii) of this Section 13.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3.  The Administrative Agent and Borrower may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3; provided, however, that the Administrative Agent and Borrower may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person.  Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

13.2            Participations.

(a)                Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, pension funds, or any other funds or entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.  Any Lender selling such participation interests in the Loan to any Participant shall remain the party entitled to enforce Borrower's obligations arising under Article 4 and Borrower shall have no liability whatsoever to any Participants under such Article 4.

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(b)               Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all the Lenders pursuant to the terms of Section 9.2 or of any other Loan Document.

(c)                Benefit of Setoff.  The Borrower agrees that each Participant which has previously advised the Borrower in writing of its purchase of a participation in a Lender's interest in its Loans shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents.  Each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant, provided that such Lender and Participant may not each setoff amounts against the same portion of the Obligations, so as to collect the same amount from the Borrower twice.  The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

13.3            Assignments.

(a)                Permitted Assignments.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign (i) to any of such Lender's affiliates or, (ii) with the consent of the Administrative Agent, to one or more banks, financial institutions or pension funds, or, (iii) with the prior approval of both the Borrower and the Administrative Agent, to any other entity having capital and retained earnings of at least $500,000,000 ("Purchasers") all or any portion of its rights and obligations under the Loan Documents, provided that any assignment of only a portion of such rights and obligations shall be in an amount not less than $5,000,000.  Notwithstanding the foregoing, no approval of the Borrower shall be required for any such assignment if a Default has occurred and is then continuing.  Such assignment shall be substantially in the form of Exhibit D hereto or in such other form as may be agreed to by the parties thereto.  The consent of the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof.  Any such required consent of Borrower or Administrative Agent shall not be unreasonably withheld or delayed.

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(b)               Effect; Effective Date.  Upon (i) delivery to the Administrative Agent and Borrower of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit D hereto (a "Notice of Assignment"), together with any consents required by Section 13.3.1, and (ii) payment of a $3,500 fee by the assignor or assignee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment.  The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA.  On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender, and the transferor Lender shall automatically be released on the effective date of such assignment, with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

 13.4            Dissemination of Information.

The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, subject to Section 10.11 of this Agreement.
13.5            Tax Treatment.

If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 4.5.

ARTICLE XIV

 NOTICES

14.1            Giving Notice.

All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address (or to counsel for such party) as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

14.2            Change of Address.

The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XV

 PATRIOT ACT

Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.  The Borrower agrees to cooperate with each Lender and provide true, accurate and complete information to such Lender in response to any such request.

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ARTICLE XVI

 COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

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IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

ASSOCIATED ESTATES REALTY CORPORATION,

an Ohio corporation

            By:       /s/ Jeffrey I. Friedman

            Name:  Jeffrey I. Friedman

            Title:     President

1 AEC Parkway

Richmond Heights, Ohio  44143

Attention:  Chief Financial Officer & Legal Department

Phone:  216-261-3902

Facsimile:  216-797-8779

With a copy to:

Greenberg Traurig, LLP
77 West Wacker Drive
Chicago, Illinois  60601

Attention:  Michael T. Fishman
Phone:  312- 476-5075
Fax:  312-456-8435

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COMMITMENT:                                              NATIONAL CITY BANK,

$30,000,000                                                       Individually and as Administrative Agent

            By:       /s/Martin D. Rodriguez

            Name:  Martin D. Rodriguez

            Title:     Vice President

                                    National City Bank

                                    Investment Real Estate

                                    One Chagrin Highlands

                                    2000 Auburn Drive, Suite 400

                                    Beachwood, Ohio  44122-4327

                                    Attention:  Martin D. Rodriguez

                                    Phone:  216-488-9123

                                    Facsimile:  216-488-3160

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COMMITMENT:                                              WELLS FARGO BANK, N.A.

$25,000,000

            By:       /s/ A. Geraldi Perry

            Name:  A. Geraldi Perry

            Title:     Assistant Vice President

                                    200 Public Square

                                    Suite 200

                                    Cleveland, OH  44114

                                    Attention:  Toni G. Perry

                                    Phone:  216-344-6946

                                    Facsimile:  216-344-6971

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COMMITMENT:                                              RAYMOND JAMES BANK, FSB

$25,000,000

            By:       /s/ Thomas F. Macina

            Name:  Thomas F. Macina

            Title:     Senior Vice President

                                    710 Carillon Parkway

                                    St. Petersburg, FL  33716

                                    Attention:  James M. Armstrong

                                    Phone:  727-567-7919

                                    Facsimile:  727-567-8830

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COMMITMENT:                                              THE HUNTINGTON NATIONAL BANK

$20,000,000

            By:       /s/ Timothy B. Smith

            Name:  Timothy B. Smith

            Title:     Officer

                                    917 Euclid Avenue, CM17

                                    Cleveland, OH  44115

                                    Attention:  Jennifer Hearns

                                    Phone: 216-515-6923

                                    Facsimile: 216-515-0179

with notice to:

917 Euclid Avenue, CM17

                                    Cleveland, OH  44115

                                    Attention:  Timothy Smith

                                    Phone: 216-515-0368

                                    Facsimile: 216-515-0179

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EXHIBIT A

FORM OF NOTE

____________, 2007

Associated Estates Realty Corporation, a corporation organized under the laws of the State of Ohio (the "Borrower"), promises to pay to the order of _________________________ (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of National City Bank in Cleveland, Ohio, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date or such earlier date as may be required under the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of the Credit Agreement, dated as of ____________, 2007 among the Borrower, National City Bank, individually and as Administrative Agent, and the other Lenders named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

If there is a Default under the Agreement or any other Loan Document and Administrative Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Administrative Agent and the Lenders under such documents, the Administrative Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies.

Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

This Note shall be governed and construed under the internal laws of the State of Ohio.

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BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

ASSOCIATED ESTATES REALTY CORPORATION,

a n Ohio corporation

By:       _____________________________

Name:  _____________________________

Title:                                 _____________________________ A-7

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SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF ASSOCIATED ESTATES REALTY CORPORATION

DATED ___________, 2007

                                                                                               Maturity

                           Principal                    Maturity                      Principal

                           Amount of                 of Interest                   Amount                        Unpaid

Date                    Loan                          Period                         Paid                              Balance

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

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EXHIBIT B

COMPLIANCE CERTIFICATE

National City Bank, as Administrative Agent

Investment Real Estate

One Chagin Highlands

2000 Auburn Drive

Suite 400

Cleveland, OH  44122-4327

Re:

Credit Agreement dated as of April 24, 2007 (as amended, modified, supplemented, restated, or renewed, from time to time, the "Agreement") between ASSOCIATED ESTATES REALTY CORPORATION (the "Borrower"), and NATIONAL CITY BANK, as Administrative Agent for itself and the other lenders parties thereto from time to time ("Lenders").

Reference is made to the Agreement.  Capitalized terms used in this Certificate (including schedules and other attachments hereto, this "Certificate") without definition have the meanings specified in the Agreement.

Pursuant to applicable provisions of the Agreement, Borrower hereby certifies to the Lenders that the information furnished in the attached schedules, including, without limitation, each of the calculations listed below are true, correct and complete in all material respects as of the last day of the fiscal periods subject to the financial statements and associated covenants being delivered to the Lenders pursuant to the Agreement together with this Certificate (such statements the "Financial Statements" and the periods covered thereby the "reporting period") and for such reporting periods.

The Borrower hereby further certifies to the Lenders that:

1.         Compliance with Financial Covenants.  Schedule A attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

2.         Review of Condition.  The Borrower has reviewed the terms of the Agreement, including, but not limited to, the representations and warranties of the Borrower set forth in the Agreement and the covenants of the Borrower set forth in the Agreement, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower through the reporting periods.

3.         Representations and Warranties.  To the Borrower's actual knowledge, the representations and warranties of the Borrower contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period except as expressly noted on Schedule B hereto.

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4.         Covenants.  To the Borrower's actual knowledge, during the reporting period, the Borrower observed and performed all of the respective covenants and other agreements under the Agreement and the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed or satisfied by the Borrower, except as expressly noted on Schedule B hereto.

5.         No Default.  To the Borrower's actual knowledge, no Default exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule B hereto.

IN WITNESS WHEREOF, this Certificate is executed by the undersigned this ___ day of April, 2007.

ASSOCIATED ESTATES REALTY CORPORATION,

an Ohio corporation

By:

Name:

Title:

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SCHEDULE A

FINANCIAL DATA AND COMPUTATIONS

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EXHIBIT C

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee").  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below  (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest").  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.         Assignor:                      ______________________________

2.         Assignee:                      ______________________________

                                                [and is an Affiliate of [identify Lender][1]]

3.         Borrower(s):                 ______________________________

4.         Administrative Agent:    ______________________, as the administrative agent under the Credit Agreement

5.         Credit Agreement:         The Credit Agreement dated as of April _, 2007 among Associated Estates Realty Corporation, the Lenders parties thereto, National City Bank, as Administrative Agent, and the other agents parties thereto

                                                                           C-1

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6.         Assigned Interest:
Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

[7.        Trade Date:                  ______________][4]

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                                                        ASSIGNOR

                                                                        [NAME OF ASSIGNOR]

                                                                        By:______________________________

                                                                           Title:

                                                                        ASSIGNEE

                                                                        [NAME OF ASSIGNEE]

                                                                        By:______________________________

                                                                           Title:

[Consented to and][5] Accepted:

National City Bank,

as Administrative Agent

By_________________________________

 Title:

[Consented to:][6]

Associated Estates Realty Corporation

By________________________________

 Title:                                                                                        C-2

ANNEX 1

(_________)[7]

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

                        1.  Representations and Warranties.

                        1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document[8], (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

                        1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender[9], attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

                                                                           C-3

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                        2.   Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.[10]

                        3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                                                           C-4

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EXHIBIT D

SUBSIDIARY GUARANTY

This Guaranty is made as of April __, 2007 by the parties identified in the signature pages thereto, and any joinder to this Guaranty hereafter delivered (collectively, the "Subsidiary Guarantors"), to and for the benefit of National City Bank, individually ("National City") and as administrative agent ("Administrative Agent") for itself and the lenders under the Credit Agreement (as defined below) and their respective successors and assigns (collectively, the "Lenders").

RECITALS

A.        Associated Estates Realty Corporation, a corporation organized under the laws of the State of Ohio ("Borrower"), and Subsidiary Guarantors have requested that the Lenders make a revolving credit facility available to Borrower in an aggregate principal amount of $100,000,000 (the "Facility").

B.         The Lenders have agreed to make available the Facility to Borrower pursuant to the terms and conditions set forth in an Credit Agreement of even date herewith among Borrower, National City, individually, and as Administrative Agent, and the Lenders named therein (as amended, modified or restated from time to time, the "Credit Agreement").  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

C.         Borrower has executed and delivered or will execute and deliver to the Lenders promissory notes in the principal amount of each Lender's Commitment and promissory notes in the principal amount, if any, of each Lender's Loan as evidence of Borrower's indebtedness to each such Lender with respect to the Facility (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Credit Agreement, are collectively referred to herein as the "Notes").

D.        Subsidiary Guarantors are subsidiaries of Borrower.  Subsidiary Guarantors acknowledge that the extension of credit by the Administrative Agent and the Lenders to Borrower pursuant to the Credit Agreement will benefit Subsidiary Guarantors by making funds available to Subsidiary Guarantors through Borrower and by enhancing the financial strength of the consolidated group of which Subsidiary Guarantors and Borrower are members.  The execution and delivery of this Guaranty by Subsidiary Guarantors are conditions precedent to the performance by the Lenders of their obligations under the Credit Agreement.

AGREEMENTS

NOW, THEREFORE, Subsidiary Guarantors, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agree as follows:

1.         Subsidiary Guarantors absolutely, unconditionally, and irrevocably guaranty to each of the Lenders:

(a)        the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Credit Agreement, and the other Loan Documents;

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(b)        the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

(c)        the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the "Facility Indebtedness."  All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the "Obligations."  Subsidiary Guarantors and Lenders agree that Subsidiary Guarantors' obligations hereunder shall not exceed the greater of:  (i) the aggregate amount of all monies received, directly or indirectly, by Subsidiary Guarantors from Borrower after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount of the Facility Indebtedness not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the "Bankruptcy Code").  To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if Subsidiary Guarantors are not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, each Subsidiary Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Subsidiary Guarantor insolvent, or leave such Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause such Subsidiary Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code.  In the event a Subsidiary Guarantor shall make any payment or payments under this Guaranty each other Subsidiary Guarantor of the Facility Indebtedness shall contribute to such Subsidiary Guarantor an amount equal to such non-paying Subsidiary Guarantor's pro rata share (based on their respective maximum liabilities hereunder) of such payment or payments made by such Subsidiary Guarantor, provided that such contribution right shall be subordinate and junior in right of payment in full of all the Facility Indebtedness to Lenders.

2.         In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Subsidiary Guarantors agree, on demand by the Administrative Agent or the holder of a Note, to pay all the Facility Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Notes, the Credit Agreement, and the other Loan Documents.

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3.         Subsidiary Guarantors do hereby waive (i) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Subsidiary Guarantors may have against Borrower or which Subsidiary Guarantors or Borrower may have against the Administrative Agent or the Lenders or the holder of a Note, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Subsidiary Guarantors with liability, (iv) any failure by the Administrative Agent and the Lenders to inform Subsidiary Guarantors of any facts the Administrative Agent and the Lenders may now or hereafter know about Borrower, the Facility, or the transactions contemplated by the Credit Agreement, it being understood and agreed that the Administrative Agent and the Lenders have no duty so to inform and that Subsidiary Guarantors are fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto, or to cause the Administrative Agent and the Lenders to proceed against any other security given to a Lender in connection with the Facility Indebtedness or the Obligations.  Credit may be granted or continued from time to time by the Lenders to Borrower without notice to or authorization from Subsidiary Guarantors, regardless of the financial or other condition of Borrower at the time of any such grant or continuation.  The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with Subsidiary Guarantors the Lenders' assessment of the financial condition of Borrower.  Subsidiary Guarantors acknowledge that no representations of any kind whatsoever have been made by the Administrative Agent and the Lenders to Subsidiary Guarantors.  No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent and the Lenders.  Subsidiary Guarantors further agree that any exculpatory language contained in the Credit Agreement, the Notes, and the other Loan Documents shall in no event apply to this Guaranty, and will not prevent the Administrative Agent and the Lenders from proceeding against Subsidiary Guarantors to enforce this Guaranty.

4.         Subsidiary Guarantors further agree that Subsidiary Guarantors' liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Subsidiary Guarantors of the time for payment of interest or principal under a Note or by any forbearance or delay in collecting interest or principal under a Note, or by any waiver by the Administrative Agent and the Lenders under the Credit Agreement, or any other Loan Documents, or by the Administrative Agent or the Lenders' failure or election not to pursue any other remedies they may have against Borrower, or by any change or modification in a Note, the Credit Agreement, or any other Loan Documents, or by the acceptance by the Administrative Agent or the Lenders of any security or any increase, substitution or change therein, or by the release by the Administrative Agent and the Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though a Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Subsidiary Guarantors shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement, and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety.  Subsidiary Guarantors further understand and agree that the Administrative Agent and the Lenders may at any time enter into agreements with Borrower to amend and modify a Note, the Credit Agreement or any of the other Loan Documents, or any other documents related thereto, and may waive or release any provision or provisions of a Note, the Credit Agreement, or any other Loan Document and, with reference to such instruments, may make and enter into any such agreement or agreements as the Administrative Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of the Administrative Agent and the Lenders' rights hereunder or any of Subsidiary Guarantors' obligations hereunder.

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5.         This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection.  Subsidiary Guarantors agree that its obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Facility from time to time.  Subsidiary Guarantors agree that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with a Note, the Credit Agreement, or any of the other Loan Documents or by or resorting to any other guaranties, and Subsidiary Guarantors hereby waive the right to require the Administrative Agent and the Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right.  Subsidiary Guarantors further agree that nothing contained herein or otherwise shall prevent the Administrative Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under a Note, the Credit Agreement or any other Loan Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Subsidiary Guarantors' obligations hereunder, it being the purpose and intent of Subsidiary Guarantors that the obligations of such Subsidiary Guarantors hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever.  Neither Subsidiary Guarantors' obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under a Note, the Credit Agreement or any other Loan Document or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower.  This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to a Note, the Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Lender had not been made, regardless of whether such Lender contested the order requiring the return of such payment.  The obligations of Subsidiary Guarantors pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

6.         This Guaranty shall be assignable by a Lender to any assignee of all or a portion of such Lender's rights under the Loan Documents.

7.         If:  (i) this Guaranty, a Note, or any of the Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Administrative Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, a Note, the Credit Agreement, or any Loan Document; (iii) an attorney is retained to enforce any of the other Loan Documents or to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Administrative Agent or any Lender in any other legal proceedings whatsoever in connection with this Guaranty, a Note, the Credit Agreement, any of the Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Subsidiary Guarantors shall pay to the Administrative Agent or such Lender upon demand all reasonable attorney's fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder.

8.         The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Administrative Agent and the Lender or the holder of a Note under the remainder of this Guaranty shall continue in full force and effect.

14534489\V-10

9.         Any indebtedness of Borrower to Subsidiary Guarantors now or hereafter existing is hereby subordinated to the Facility Indebtedness.  Subsidiary Guarantors will not seek, accept, or retain for Subsidiary Guarantors' own account, any payment from Borrower on account of such subordinated debt at any time when a Default or Unmatured Default exists under the Credit Agreement or the Loan Documents, and any such payments to Subsidiary Guarantors made while any Default or Unmatured Default then exists under the Credit Agreement or the Loan Documents on account of such subordinated debt shall be collected and received by Subsidiary Guarantors in trust for the Lenders and shall be paid over to the Administrative Agent on behalf of the Lenders on account of the Facility Indebtedness without impairing or releasing the obligations of Subsidiary Guarantors hereunder.  Subsidiary Guarantors also agree not to incur any "Indebtedness" (as defined in the Agreement) not permitted to be incurred by the owner of a "Qualifying Unencumbered Project" (as defined in the Agreement).

10.        Subsidiary Guarantors hereby subordinate to the Facility Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Subsidiary Guarantors may have against Borrower arising from a payment made by Subsidiary Guarantors under this Guaranty and agree that, until the entire Facility Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Subsidiary Guarantors or the Lenders or any right of Subsidiary Guarantors or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Subsidiary Guarantors seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Subsidiary Guarantors hereunder.  It is expressly understood that the agreements of Subsidiary Guarantors set forth above constitute additional and cumulative benefits given to the Lenders for their security and as an inducement for their extension of credit to Borrower.

11.        Any amounts received by a Lender from any source on account of any indebtedness may be applied by such Lender toward the payment of such indebtedness, and in such order of application, as a Lender may from time to time elect.

12.        Subsidiary Guarantors hereby submit to personal jurisdiction in the State of Ohio for the enforcement of this Guaranty and waive any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty.  Subsidiary Guarantors hereby consent to the jurisdiction of either the Ohio state courts or the United States District Courts in the state of Ohio, in any action, suit, or proceeding which the Administrative Agent or a Lender may at any time wish to file in connection with this Guaranty or any related matter.  Subsidiary Guarantors hereby agree that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Ohio and hereby waives any objection which Subsidiary Guarantors may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude the Administrative Agent or a Lender from filing any such action, suit, or proceeding in any other appropriate forum.

13.        All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.  Notice may be given as follows:

To Subsidiary Guarantors:

c/o Associated Estates Realty Corporation

1 AEC Parkway

Richmond Heights, Ohio 44143

Attention:

Telephone:

14534489\V-10

Facsimile:

With a copy to:

Associated Estates Realty Corporation

1 AEC Parkway

Richmond Heights, Ohio 44143

Attention:

Telephone:

Facsimile:  216-488-3160

To National City Bank as Administrative Agent and as a Lender:

National City Bank

Investment Real Estate

One Chagrin Highlands

2000 Auburn Drive, Suite 400

Cleveland, Ohio 44122-4327

Attention:  Martin D. Rodriguez

Phone:  216-488-9123

Facsimile:  216-488-9123

                        With a copy to:

National City Bank

Agent Services

629 Euclid Ave.

LOC 01-3028, 2nd Floor

Cleveland, Ohio 44114

Attention:  Scott Lankford

Phone: 216-222-9462

Facsimile:

With a copy to:

Sonnenschein Nath & Rosenthal LLP

7800 Sears Tower

Chicago, Illinois  60606

Attention:  Patrick G. Moran, Esq.

Telephone:  (312) 876-8132

Facsimile:  (312) 876-7934

If to any other Lender, to its address set forth in the Credit Agreement.

14.        This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Subsidiary Guarantors and shall inure to the benefit of the Administrative Agent and the Lenders' successors and assigns.

15.        This Guaranty shall be construed and enforced under the internal laws of the State of Ohio.

14534489\V-10

16.       SUBSIDIARY GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

17. From time to time, additional parties may execute a joinder substantially in the form of Exhibit A hereto, and thereby become a party to this Guaranty.  From and after delivery of such joinder, the Subsidiary delivering such joinder shall be a Subsidiary Guarantor, and be bound by all of the terms and provisions of this Guaranty.  - 11 -

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            IN WITNESS WHEREOF, Subsidiary Guarantors have delivered this Guaranty in the State of Ohio as of the date first written above.

AERC COUNTRY PLACE, LLC

FEIN NO. 34-1907439

By:    AERC Country I, Inc.

         Its Managing Member

By:

Name:  Martin A. Fishman

Title:  Vice President

AERC COURTNEY CHASE, LLC

FEIN NO. 38-3647187

By:    Associated Estates Realty Corporation

By:

Name: Martin A. Fishman,

Title:  Vice President

ELLET APARTMENTS, INC.

FEIN NO. 34-1749276

By:

Name: Martin A. Fishman

Title:  Vice President

AERC FLEETWOOD, L.P.

FEIN NO. 52-2167336

By:    AERC Fleet Corporation, Inc.

         Its General Partner

By:

Name:  Martin A. Fishman

Title:  Vice President

                                                                                    AERC KTC PROPERTIES, INC.

FEIN NO. 52-2167393

By:

Name:  Martin A. Fishman

Title:  Vice President

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                                                                                    AERC MORGAN PLACE, INC.

FEIN NO. 34-1888645

By:

Name: Martin A. Fishman

Title:  Vice President

AERC-WATERGATE, INC.

FEIN NO. 01-0657229

By:

Name:  Martin A. Fishman

Title:  Vice President

                                                                                    AERC-REMINGTON PLACE, INC.

FEIN NO. 52-2167382

By:

Name:  Martin A. Fishman

Title:  Vice President

PURITAS PLACE APARTMENTS, INC.

FEIN NO. 34-1749273

By:

Name:  Martin A. Fishman

Title:  Vice President

                                                                                    RIVERVIEW TOWERS APARTMENTS,

                                                                                    INC.

FEIN NO. 34-1749278

By:

Name:  Martin A. Fishman

Title:  Vice President

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SHAKER PARK GARDENS II, INC.

FEIN NO. 34-1749286

By:

Name:  Martin A. Fishman

Title:  Vice President

                                                                                    STATE ROAD APARTMENTS, INC.

FEIN NO. 34-1749274

By:

Name:  Martin A. Fishman

Title:  Vice President

STATESMAN II APARTMENTS, INC.

FEIN NO. 34-1749263

By:

Name:  Martin A. Fishman

Title:  Vice President

                                                                                    SUTLIFF APARTMENTS, INC.

FEIN NO. 34-1749265

By:

Name:  Martin A. Fishman

Title:  Vice President

TALLMADGE ACRES APARTMENTS,

INC.

FEIN NO. 34-1749280

By:

Name:  Martin A. Fishman

Title:  Vice President

                                                                                    TWINSBURG APARTMENTS, INC.

FEIN NO. 34-1749283

By:

Name:  Martin A. Fishman

Title:  Vice President

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VILLAGE TOWER APARTMENTS, INC.

FEIN NO. 34-1749259

By:

Name:  Martin A. Fishman

Title:  Vice President

                                                                                    SANDLER at ALTA LAGO, L.L.C.

FEIN NO. 01-0668680

By:  Associated Estates Realty Corporation

Its Manager

By:

Name:  Martin A. Fishman

Title:  Vice President

AERC WILLIAMSBURG, INC.

FEIN NO. 34-1907371

By:

Name:  Martin A. Fishman

Title:  Vice President

WEST HIGH APARTMENTS, INC.

FEIN NO. 34-1749284

By:

Name:  Martin A. Fishman

Title:  Vice President

                                                                            2E-1

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EXHIBIT A TO SUBSIDIARY GUARANTY

FORM OF JOINDER TO GUARANTY

THIS JOINDER is executed as of April __, 2007 by the undersigned, each of which hereby agrees as follows:

1.         All capitalized terms used herein and not defined in this Joinder shall have the meanings provided in that certain Subsidiary Guaranty (the "Guaranty") dated as of April __, 2007 executed for the benefit of National City Bank, as agent for itself and certain other lenders, with respect to a loan from the Lenders to Associated Estates Realty Corporation ("Borrower").

2.         As required by the Credit Agreement described in the Guaranty, each of the undersigned is executing this Joinder to become a party to the Guaranty.

3.         Each and every term, condition, representation, warranty, and other provision of the Guaranty, by this reference, is incorporated herein as if set forth herein in full and the undersigned agrees to fully and timely perform each and every obligation of a Subsidiary Guarantor under such Guaranty.

[SUBSIDIARY GUARANTOR]

FEIN NO. ______________________

By:       ____________________________

Name:  ____________________________

Its:        ____________________________

                                                                            2E-2

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EXHIBIT E

FORM OF OPINION OF BORROWER'S COUNSEL

April ___, 2007

National City Bank, as Agent

Investment Real Estate

One Chagrin Highlands

2000 Auburn Drive, Suite 400

Cleveland, Ohio 44122-4327

Re:       $100,000,000 Credit Facility to Associated Estates Realty Corporation (the "Borrower")

Ladies and Gentlemen:

We have acted as counsel for the Borrower and certain of its subsidiaries (the "Subsidiary Guarantors", together with the Borrower are collectively the "Loan Parties") in connection with a $100,000,000 unsecured revolving credit facility, (the "Loan"), which Loan is being made pursuant to that certain Credit Agreement dated as of April ___, 2007 (the "Credit Agreement") among the Borrower, National City Bank and the several lenders from time to time parties thereto (collectively, the "Lenders"), and National City Bank, as Administrative Agent (the "Agent").

In connection with the Loan we have been furnished with originals or copies certified to our satisfaction of the Articles of Incorporation and Bylaws of the Borrower and of the  Subsidiary Guarantors, and all such corporate and other records of the Borrower and the Subsidiary Guarantors with such declarations and agreements, and certificates of officers and representatives of the Borrower and with such other documents, and we have made such other examinations and investigations as we have deemed necessary as a basis for the opinions expressed below.

We have examined the originals of the following documents, each of which is addressed to the Lender or to which the Lender is a party (all of which are sometimes collectively referred to as the "Loan Documents"):

1.         The Credit Agreement;

2.         The Subsidiary Guaranty made by the Subsidiary Guarantors, dated as of the date of this Opinion; and

3.         Those certain promissory notes to: (i)  National City Bank, dated as the date of this Opinion in the amount of $30,000,000; (ii) Wells Fargo Bank, N.A., dated as of the date of this Opinion in the amount of $25,000,000; (iii) Raymond James Bank, FSB, dated as of the date of this Opinion in the amount of $25,000,000; and (iv) Huntington National Bank, dated as of the date of this Opinion, in the amount of $20,000,000.

Based upon the foregoing, we are of the opinion that:

                                                                            2E-3

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14534489\V-10

1.         Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio.  The Subsidiary Guarantors are duly formed, validly existing and in good standing under the laws of the State set forth next to such specific Subsidiary Guarantor's name on Exhibit A, attached to this Opinion.

2.         The execution, delivery, and performance by each of the Loan Parties of the Loan Documents to which it is a party has been duly authorized by all necessary action of such Loan Party and does not (i) require any consent or approval of any partner or shareholder of such entity or any other person or entity excepting such consents or approvals as have actually been obtained; (ii) violate any provision of any law, rule, or regulation of the United States or the State of Ohio, or any provision of the partnership or corporate law presently in effect having applicability to the Borrower or its Subsidiary Guarantors; (iii) violate any provision of the partnership agreements, operating agreements, articles of incorporation, or bylaws of the Loan Parties; (iv) violate any presently existing statutory or administrative provision or judicial decision applicable to the Loan Parties; or (v) result in a breach of, or constitute a default under, any agreement or instrument affecting the Loan Parties.

3.         Each Loan Document to which it is a party (a) has been properly authorized, executed and delivered by each Loan Party, (b) constitutes the legal, valid, and binding obligations of such Loan Party, and (c) is enforceable in accordance with its terms.

4.         To our knowledge, no presently existing authorization, exemption, consent, approval, license, or registration with any court or governmental department, commission, bureau, agency, or instrumentality will be necessary for the valid, binding, and enforceable execution, delivery and performance by the Loan Parties of the Loan Documents.

5.         To our knowledge, there are no actions, suits, or proceedings pending or threatened against the Loan Parties before any court or governmental entity or instrumentality which could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

6.         The Loan Documents are governed by the laws of the State of Ohio, and the Loan, including the interest rate reserved in the applicable Note and all fees and charges paid or to be paid by or on behalf of Loan Parties in connection with such Loan pursuant to the applicable Loan Documents, is not in violation of the usury laws of the State of Ohio.

The opinions expressed herein are expressly made subject to and qualified by the following:

(a)  We have assumed that the Loan Documents are duly authorized and validly executed and delivered by the Agent, the Lenders and all other parties other than the Loan Parties.

(b)  This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof.

(c)  This opinion is limited to the laws of the State of Ohio and applicable federal law and no opinion is expressed as to the laws of any other jurisdiction.

(d)  We have assumed the authenticity of all documents submitted to us as originals (other than the Loan Documents) and the conformity to original documents of all documents (other than the Loan Documents) submitted to us as certified or photostatic copies.

                                                                            2E-4

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14534489\V-10

(e)  The opinions expressed herein are qualified to the extent that: (i) the enforceability of any rights or remedies in any agreement or instruments may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally; and (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction.

(f)  The opinions set forth herein are subject to the effect of limitations contained in Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the "Federal Bankruptcy Code") and all other applicable receivership, conservatorship, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors generally. Without limitation of the foregoing qualification, no opinion is offered with respect any of the following matters: (a) turnover, automatic stay, avoiding power fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claims, limitations on ipso facto and anti-assignment clauses; (b) judicially developed doctrines relating to the Federal Bankruptcy Code or similar state laws, such as substantive consolidation.

(g)  No opinion is expressed herein as to any securities or "blue sky" laws, environmental laws, labor laws, Federal Reserve Board margin regulations, tax laws, pension and employee benefit laws and regulations, compliance with fiduciary duty requirements, antitrust and unfair competition laws and regulations, land use and subdivision laws and regulations, patent, copyright and trademark laws and regulations, racketeering laws and regulations, health and safety laws and regulations, laws, regulations and policies concerning, national and local emergency, terrorism and criminal and civil forfeiture laws.

(h)  The opinions expressed herein are limited by (a) equitable principles, including the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (b) with respect to any indemnity, waiver and similar provisions contained in the Loan Documents, public policy considerations.

(i)  No opinion is expressed herein as to the payment of late fees, prepayment premiums, default interest or other charges payable upon or after the occurrence of a default.  In addition, we express no opinion as to the effect of the law of any jurisdiction other than the State of Ohio wherein any Person may be located or wherein any enforcement of the Loan Documents may be sought which limits the rates of interest legally chargeable or collectible.

(j)  No opinion is expressed herein as to any accounting treatment.

(k)  We express no opinion as to whether any person has qualified or is required to qualify to do business as a foreign corporation or other entity, or to otherwise qualify to transact business, in any State.

(l)  We call to your attention that certain remedies and provisions of the Loan Documents (including, without limitation, provisions concerning self-help; summary remedies; and waiver of trial by jury or other rights) may be unenforceable in some or all circumstances under applicable law or judicial decisions.  However, such laws and judicial decisions do not, in our opinion, subject to the other qualifications in this opinion, render the Loan Documents invalid as a whole or leave the parties to the Loan Documents without the ultimate practical realization of the essential legal benefits intended to be afforded thereby.

                                                                            2E-5

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14534489\V-10

(m)  We note that the enforceability of the Loan Documents may be limited if Lenders or Agent fails to act in good faith or in a commercially reasonable manner in seeking to exercise its rights and remedies thereunder.  Without limiting the generality of the foregoing, we note that a court might hold that a technical or nonmaterial default under the Loan Documents by a Loan Party does not give rise to a right of Lenders or Agent to exercise some or all remedies including, without limitation, acceleration.  We express no opinion as to the effect on the opinions expressed herein of (a) the compliance or non-compliance of any party to the Loan Documents with any state, Federal or other laws or regulations applicable to it or (b) any law relating to the legal or regulatory status of Agent or any Lender.

            (n)  Whenever we have stated that we have assumed any matter, it is intended to indicate that we have assumed such matter without making any factual, legal or other inquiry or investigation and without expressing any opinion or conclusion of any kind concerning such matter.  Whenever our opinion herein with respect to the existence or absence of facts or circumstances is qualified by the phrase "to our knowledge", that phrase signifies that, in the course of our representation of the Loan Parties, no facts have come to the attention of Michael T. Fishman or Eric Greenfield the attorneys within our firm who have been directly involved in representing the Loan Parties in connection with the Loan, that would give them actual knowledge or actual notice that any such opinions or other matters are not accurate.  We have undertaken no independent investigation or verification of such matters.

(o)  The opinions expressed herein are based on the facts (as we know, believe or have assumed them to be) and law as in effect on the date of this opinion.  We do not undertake to supplement or update this opinion if, hereafter, there is a change in law or facts or new facts come to our attention.

(p)  We express no opinion as to any choice of law, forum selection, venue, service of process, consent to jurisdiction (both as to personal jurisdiction and subject matter jurisdiction) or waiver of jury trial provisions in any of the Loan Documents.  In addition, the opinions set forth herein are given as if the law of the State of Ohio governs each Loan Document, without regard to whether such Loan Document so provides.

(q)  Certain of the members of our firm are members of the Bar of the State of Ohio.  The opinions expressed herein are limited exclusively to the internal laws of the State of Ohio without regard to principles of conflicts of laws.  Although certain members of our firm are admitted to the practice of law in certain other states, we have not made any review of the laws of any other state or consulted with members of this firm who are admitted in such other jurisdictions for the purpose of the foregoing opinions.  Accordingly, except as set forth in this paragraph, we express no opinion as to any matters governed by the laws of any other state or any Federal laws of the United States of America or any other nation or sovereign entity.

This opinion may be relied upon only by the addressee hereof, the Lenders, their respective attorneys, auditors, advisors and participants, and their respective successors and assigns, and not by any other party.

Very truly yours,

Greenberg Traurig, LLP

                                                                            2E-6

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14534489\V-10

Exhibit A

AERC Subsidiary Guarantors

                                                                 State of Incorporation

AERC Country Place, LLC.                                Delaware

AERC Fleetwood, L.P.                                       Delaware

AERC KTC Properties, Inc.                               Delaware

AERC Morgan Place, Inc.                                   Delaware

AERC Remington Place, Inc.                               Delaware

AERC-Watergate, Inc.                                        Ohio

AERC Williamsburg, Inc.                                    Delaware

Ellet Apartments, Inc.                                          Ohio

Puritas Place Apartments, Inc.                             Ohio

Riverview Towers Apartments, Inc.                     Ohio

Shaker Park Gardens II, Inc.                               Ohio

State Road Apartments, Inc.                                Ohio

Statesman II Apartments, Inc.                              Ohio

Sutliff Apartments, Inc.                                        Ohio

Tallmadge Acres Apartments, Inc.                       Ohio

Twinsburg Apartments, Inc.                                 Ohio

Village Tower Apartments, Inc.                           Ohio

Sandler at Alta Lago, L.L.C.                               Virginia
AERC-Courtney Chase, LLC                             Delaware

West High Apartments, Inc.                                 Ohio

                                                                            2E-7

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14534489\V-10

EXHIBIT F

BORROWING NOTICE

___________, 2007

National City Bank

Investment Real Estate

One Chagrin Highlands

2000 Auburn Drive, Suite 400

Cleveland, Ohio 44122-4327

Borrowing Notice

Associated Estates Realty Corporation ("Borrower") hereby requests an Advance pursuant to Section 2.10 of the Credit Agreement, dated as of April 24, 2007 (as amended or modified from time to time, the "Credit Agreement"), among Borrower, the Lenders referenced therein, and you, as an administrative agent for the Lenders.

An Advance is requested to be made in the amount of $__________, to be made on _____________.  Such Advance shall be a [LIBOR] [Floating Rate] Advance.  [The applicable LIBOR Interest Period shall be _____________.]

The proceeds of the requested loan shall be directed to the following account:

Wiring Instructions:

(Bank Name)

(ABA No.)

(Beneficiary)

(Account No. to Credit)

(Notification Requirement)

In support of this request, Borrower hereby represents and warrants to the Administrative Agent and the Lenders that acceptance of the proceeds of such Advance by the Borrower shall be deemed to further represent and warrant that all requirements of Section 5.2 of the Credit Agreement in connection with such Advance have been satisfied at the time such proceeds are disbursed.

Date:_________________________________

Associated Estates Realty Corporation,

an Ohio corporation,

By:       _________________________________

Name:  _________________________________

Its:        _________________________________

                                                                            G-12

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14534489\V-10

SCHEDULE 3.1

INITIAL QUALIFYING UNENCUMBERED

PROJECTS AND SUBSIDIARY GUARANTORS

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SCHEDULE 6.6

LITIGATION

(See Section 6.6)

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Schedule 6.7

SUBSIDIARIES OF BORROWER

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14534489\V-10

SCHEDULE 6.13

EXCEPTIONS, IF ANY, TO OWNERSHIP FREE OF UNPERMITTED LIENS

(See Section 6.13)

None.

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SCHEDULE 6.19

ENVIRONMENTAL MATTERS

(See Section 6.19)

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14534489\V-10

SCHEDULE 6.19

ENVIRONMENTAL MATTERS

            Certain of the projects located in known radon zones may have elevated levels in excess of the minimum 4.0 pCu/L threshold.  Moreover, certain of the older properties may have floor tile, roof materials and other building materials that contain non-friable asbestos.  In addition, older properties may have transformers that may contain polychlorinated biphenyls (PCB's).

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14534489\V-10

[1] Select as applicable.

[2] Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment," "Term Loan Commitment," etc.)

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[3] Set forth, to at least 10 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[4] To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[5] To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[6] To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.

[7] Describe Credit Agreement at option of Administrative Agent.

[8] The term "Credit Document" should be conformed to that used in the Credit Agreement.

[9] The concept of  "Foreign Lender" should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up.

[10] The Administrative Agent should consider whether this method conforms to its systems.  In some circumstances, the following alternative language may be appropriate:  "From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves."